                                  EXHIBIT 10.70


                 LEASE AGREEMENT FOR THE AGILENT BOSTON BUILDING

                            SUBMISSION NOT AN OPTION
                            ========================

THE SUBMISSION OF THIS LEASE FOR EXAMINATION AND NEGOTIATION DOES NOT CONSTITUTE AN OFFER TO LEASE, A RESERVATION OF, OR OPTION FOR THE PREMISES AND SHALL VEST NO RIGHT IN ANY PARTY. TENANT OR ANYONE CLAIMING UNDER OR THROUGH TENANT SHALL HAVE THE RIGHTS TO THE PREMISES AS SET FORTH HEREIN AND THIS LEASE SHALL BECOME EFFECTIVE AS A LEASE ONLY UPON EXECUTION, ACKNOWLEDGMENT AND DELIVERY THEREOF BY LANDLORD AND TENANT, REGARDLESS OF ANY WRITTEN OR VERBAL REPRESENTATION OF ANY AGENT, MANAGER OR EMPLOYEE OF LANDLORD TO THE CONTRARY.

        LANDLORD:      BPF Tech Central, LLC

        TENANT:        Agilent Technologies, Inc.

        PREMISES:      The entire building consisting of 174,585 square feet
                       of space located at 90 Central Street, Boxborough, Massachusetts

                             From the Office of:
                         Suzanne C. Villee, Esquire
                       Brown, Rudnick, Freed & Gesmer
                            One Financial Center
                        Boston, Massachusetts 02111

                 AGILENT TECHNOLOGIES LEASE/90 CENTRAL STREET, BOXBOROUGH: FINAL

                               TABLE OF CONTENTS

ARTICLE I - BASIC LEASE PROVISIONS .........................................   2

ARTICLE II - PREMISES ......................................................   3

   2.1       Premises ......................................................   3
   2.2       Park Common Areas .............................................   3
   2.3       Landlord's Reservations .......................................   4
   2.4       Exclusive Rooftop Rights ......................................   4
   2.5       Tenant's Signage ..............................................   4
   2.6       Pad Area ......................................................   4

ARTICLE III - CONSTRUCTION OF PREMISES; DELIVERY OF POSSESSION .............   5

   3.1       Construction of Landlord's Work ...............................   5
   3.2       Ready for Tenant ..............................................   5
   3.3       Delivery of Possession; Delays ................................   6
   3.4       Limited Warranties; Third PartWarranties ......................   7
   3.5       Tenant's Work .................................................   8
   3.6       Tenant Improvement Allowance ..................................   8
   3.7       Excluded Costs ................................................   9

ARTICLE IV - TERM: .........................................................   9

   4.1       Term ..........................................................   9
   4.2       Early Termination Option ......................................   9
   4.3       Extension Option ..............................................   9

ARTICLE V - RENT ...........................................................  10

   5.1       Base Rent .....................................................  10
   5.2       Additional Rent ...............................................  10
   5.3       Payments ......................................................  14
   5.4       Deposit .......................................................  14
   5.5       Late Payments .................................................  14
   5.6       Early Occupancy ...............................................  14

ARTICLE VI - UTILITIES .....................................................  14

   6.1       Utilities .....................................................  14
   6.2       Interruption of Utilities .....................................  15

ARTICLE VII - TRIPLE NET ...................................................  15

   7.1       Triple Net Lease ..............................................  15

ARTICLE VIII- REPAIR AND MAINTENANCE .......................................  16

   8.1       Landlord's Maintenance Obligations ............................  16
   8.2       Tenant's Maintenance Obligations ..............................  16

ARTICLE IX - TENANT'S COVENANTS ............................................  17

   9.1       General Covenants .............................................  17

ARTICLE X - ASSIGNMENT AND SUBLETTING ......................................  18

   10.1      Assignment and Subletting .....................................  18

ARTICLE XI - ENVIRONMENTAL .................................................  20

   11.1      Environmental Covenants .......................................  20

               AGILENT TECHNOLOGIES LEASE/90 CENTRAL STREET, BOXBOROUGH; FINAL

ARTICLE XII - CONDITION OF PREMISES .........................................  21

   12.1  Improvements .......................................................  21
   12.2  Fixtures: Yield-Up .................................................  22
   12.3  Mechanic's Liens ...................................................  22

ARTICLE XIII - INSURANCE ....................................................  22

   13.1  Insurance ..........................................................  22
   13.2  Tenant's Risk ......................................................  24
   13.3  General Requirements ...............................................  24
   13.4  Indemnity ..........................................................  24
   13.5  Exemption of Landlord from Liability ..............................   25
   13.6  Waiver of Subrogation ..............................................  25

ARTICLE XIV - CASUALTIES AND EMINENT DOMAIN .................................. 25

   14.1  Damage .............................................................  25
   14.2  Termination Rights .................................................  26
   14.3  Abatement ..........................................................  26
   14.4  Taking for Temporary Use ...........................................  26
   14.5  Disposition of Awards ..............................................  26

ARTICLE XV - DEFAULTS AND REMEDIES ..........................................  27

   15.1  Tenant's Default ...................................................  27
   15.2  Damages ............................................................  27
   15.3  Landlord's Self Help ...............................................  28
   15.4  Landlord's Default .................................................  28

ARTICLE - XVI SUBORDINATION .................................................  28

   16.1  Subordination ......................................................  28

ARTICLE XVII - MISCELLANEOUS PROVISIONS .....................................  28

   17.1  Parties Bound ......................................................  29
   17.2  Landlord's Liabilities and Additional Rights .......................  29
   17.3  Holding Over .......................................................  30
   17.4  Quiet Enjoyment ....................................................  30
   17.5  No Brokerage .......................................................  30
   17.6  Certificates .......................................................  30
   17.7  Notices ............................................................  30
   17.8  No Waiver ..........................................................  30
   17.9  Force Majeure ......................................................  31
   17.10 Recording ..........................................................  31
   17.11 Waiver of Jury Trial ...............................................  31
   17.12 Paragraph Headings .................................................  31
   17.13 Governing Law ......................................................  31
   17.14 Separability; Construction and Interpretation ......................  31
   17.15 When Lease Becomes Binding; Entire Agreement .......................  31
   17.16 Execution ..........................................................  31
   17.17 Covenants and Conditions ...........................................  31
   17.18 Harmony ............................................................  31
   17.19 Non-Smoking Premises ...............................................  32

ARTICLE XVIII - RIGHT OF FIRST OFFER ........................................  32

   18.1  Right of First Offer ...............................................  32
   18.2  Partial Waiver of Righs; Substantial Modification of Offer .........  32
   18.3  Lease Amendment ....................................................  32

               AGILENT TECHNOLOGIES LEASE/90 CENTRAL STREET, BOXBOROUGH; FINAL

                                       (2)

  18.4 Complete Waiver of Rights ............................................... 32

SIGNATURE PAGE ................................................................  34

EXHIBIT A - PLAN OF PREMISES ..................................................  35

EXHIBIT B - LEGAL DESCRIPTION OF PROPERTY .....................................  36

EXHIBIT C - WORK LETTER .......................................................  31

EXHIBIT D - RULES AND REGULATIONS .............................................  50

EXHIBIT E - LIST OF TENANT'S COMPETITORS ......................................  52

EXHIBIT F - EXCLUSIVE ROOFTOP RIGHTS ..........................................  53

EXHIBIT G - COMMENCEMENT DATE MEMORANDUM ......................................  55

EXHIBIT H - FORM OF SUBORDINATION NON-DISTURBANCE AND ATTORNMENT AGREEMENT ....  56

EXHIBIT I - PROHIBITED EXPENSES ...............................................  65

EXHIBIT J - PERMITTED HAZARDOUS MATERIALS .....................................  66

EXHIBIT K - FORM OF ESTOPPEL CERTIFICATE ......................................  67

               AGILENT TECHNOLOGIES LEASE/90 CENTRAL STREET, BOXBOROUGH; FINAL

                                       (3)

                       ARTICLE I - BASIC LEASE PROVISIONS

Date of Lease:                December 07, 2000

Commencement Date:            The date upon which the Premises are "Ready for
                              Tenant" (as defmed in Section 3.2 hereof.

Rent Commencement Date:       The date which is one hundred twenty (120)
                              days after the Premises are Ready for Tenant, subject to extension for each day of Landlord
                              Delay, as hereinafter defined, and subject to adjustment for (i) Tenant Delay as set forth in
                              Section 3.3(h) below and (ii) a Tenant Change
                              Order as set forth in Section 3(c) of the Work
                              Letter attached hereto.

Scheduled Delivery Date:      May 15, 200l

Landlord:                     BPF Tech Central, LLC, a Delaware limited
                              liability company

Landlord's Mailing Address:   125 Summer Street, Suite 1640
                              Boston, MA 02110

Tenant:                       Agilent Technologies, Inc., a Delaware corporation

Tenant's Mailing Address:     Agilent Technologies, Inc.
                              Corporate Legal Department
                              395 Page Mill Road
                              Palo Alto, California, 94306
                              Att: General Counsel

                              With a copy to:

                              Agilent Technologies, Inc.
                              10 North Martingale Road
                              Suite 550
                              Schaumburg, Illinois, 60173
                              Att: Corporate Real Estate

Premises:                     That certain building to be constructed by
                              Landlord consisting of approximately 174,585 square feet (the "Premises") as more particularly shown on the site plan attached hereto as Exhibit
                              A, located on certain property known and number as 90 Central Street, Boxborough, Massachusetts
                              ("Property") and more particularly described in the legal description attached hereto as Exhibit
                              B. The Property is part of a two-building business park known as Tech Central (the "Park").

Term: Ten (10) years following the Rent Commencement Date, plus any partial month at the commencement of the Term, unless extended or sooner terminated as provided herein.

Extension Option:             One (1) option to extend the Term for five (5)
                              years (the "Extension Period")

Permitted Use:                For general office, engineering, design, light
                              equipment assembly and testing, research and development, and any other lawful uses incidental

                 AGILENT TECHNOLOGIES LEASE/90 CENTRAL STREET, BOXBOROUGH; FINAL

                                       (2)
                               thereto, provided the same are permitted as of right in the zoning district in which the Property is located, and for no other use or purpose.

Base Rent:                                        P.S.F.      Annual Rent    Monthly Rent
                                                  ------      -----------    ------------

                               Lease Years 1-5:   $20.50 psf. $3,578,992.50  $298,249.38

                               Lease years 6-10   $24.50 psf  $4,277,332.50  $356,444.38

                               Extension Option   100% of fair market rent as set forth in
                               Lease Years 1l-15  Section 4.3 hereof.

Lease Year:                    Full twelve (12) month period beginning on the
                               Commencement Date (plus any partial month after the Commencement Date if the Commencement Date is not the first day of a calendar month) and thereafter, each full twelve (12) month period.

Additional Rent:               All sums, other than Base Rent, due from Tenant
                               pursuant to the terms of this Lease, including without limitation Park Expense Rent and Building Expense Rent.

Property Manager:              CB Richard Ellis

Broker:                        Insignia / ESG

Tenant Improvement Allowance:  Up to $3,491,700 (or $20.00 per square foot of space in the Premises), to be paid in accordance with the provisions of Section 3.6 hereof.


        Each reference in this Lease to titles or terms contained in Article I shall be deemed to incorporate the applicable definitions or data. The Exhibits attached to this Lease are incorporated herein by reference.

                          ARTICLE II - LEASE OF PREMISES

        2.1 Premises. Subject to the terms set forth herein, Landlord leases to Tenant, and Tenant accepts from Landlord, the Premises which shall be constructed by Landlord and Tenant pursuant to the specific provisions of the Work Letter.

        2.2 Park Common Areas. Landlord also grants to Tenant as appurtenant to the Premises the non-exclusive right to use the Park Common Areas together with all others entitled to use the same for their intended purposes, subject to
Section 2.5 hereof, the Declaration (hereinafter defined) and to the rules and regulations attached hereto as Exhibit D, or such other reasonable rules and regulations established by Landlord from time to time and made known to Tenant in writing (collectively, the "Rules and Ragulations"). Such Rules and Regulations shall be promulgated and enforced in a non-discriminatory manner. As used herein, the term "Park Common Areas" shall mean all common areas and amenities available for the common use of Park tenants, including without limitation the common driveway, the walkways, loading areas, service areas, drainage systems, the wastewater treatment facility, and the parking areas of the Park, as defined and more particularly described in Section 1 of that certain Declaration of Covenants dated as of October 10, 2000 and recorded with the Middlesex North Registry of Deeds as Document No. 1154249, as the same may be amended from time to time (the "Declaration"), provided Landlord shall not amend the Declaration so as to materially and adversely affect Tenant's rights hereunder. Parking within the Park Common Areas shall be on an unreserved, first-come, first-served basis at no cost to Tenant. Landlord covenants that during the Term the Park shall contain no less than 1,222 parking spaces (equivalent to 3.76 spaces per 1,000 rentable square feet of space within the buildings in the Park). Tenant shall comply with the provisions of the Declaration and shall abide by the Rules and Regulations, shall cause others who use the Park

                 AGILENT TECHNOLOGIES LEASE/90 CENTRAL STREET, BOXBOROUGH; FINAL

                                       (3)

Common Areas with Tenant's express or implied permission to comply with the provisions of the Declaration and abide by the Rules and Regulations, and shall not interfere with the rights of Landlord, or its agents, employees or contractors (collectively, "Landlord's Affiliates") while such parties are performing Landlord's obligations under this Lease.

          2.3 Landlord's Reservations. Landlord reserves the right, from time to time to: (a) upon at least six (6) months' notice, change the address of the Premises or to rename the Park, provided Landlord shall not rename the Park using the name of any tenant of the Park, or any competitor of Tenant, as more specifically identified on Exhibit E attached hereto, as such competitors may change from time to time, upon written notice to Landlord ("Tenant's Competitors"), (b) install and maintain signs on the Property or within the Park, including, without limitation, the monument sign shown on Exhibit A attached hereto, provided that any such monument sign which provides directions to the premises of another tenant of the Park shall also provide directions to the Premises, (c) lease or license portions of the roof of the Premises other than Tenant's Exclusive Rooftop Area (hereinafter defined) to third parties for telecommunications, satellite communications, billboard or other uses, provided Landlord shall not lease any portion of the roof to Tenant's Competitors, or to any other tenant of the Park, and (d) possess pass keys to the Premises. In exercising its rights hereunder, Landlord shall not materially and adversely interfere with Tenant's use and occupancy of the Premises or Exclusive Rooftop Area, nor materially impair Tenant's rights under the Lease.

          2.4 Exclusive Rooftop Rights. Tenant shall have the exclusive right during the Term to use a certain portion of the roof of the Premises more particularly shown on the Rooftop Plan attached hereto as Exhibit A-l (such area, as the same may be relocated as provided herein, is referred to herein as the "Exclusive Rooftop Area") for purposes of installing, operating and maintaining telecommunications equipment, antennas and related cabling (collectively, the "Rooftop Equipment") to be used solely in connection with Tenant's business operations, and in accordance with the terms and conditions set forth in Exhibit F attached hereto.

          2.5 Tenant's Signage. Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of the doors and interior surfaces of the windows) any signs, symbol, advertisement or the like visible to the public outside of the Premises. Provided that the Tenant specified in Article I hereof and/or a Tenant Entity (hereinafter defined) are then leasing and occupying at least fifty percent (50%) of the Premises, Tenant shall have the exclusive right to place (a) one (1) building sign bearing Tenant's name and logo, on the exterior of the Premises, and (b) one (1) monument sign bearing Tenant's name and logo within the Park at a location to be mutually agreed upon by Landlord and Tenant, and which will be shown on Exhibit A attached hereto. The rights granted in this Section 2.5 are granted upon the further conditions that (i) Tenant shall comply with all applicable Laws (hereinafter defined) and shall obtain at its expense all necessary permits or approvals, and (ii) Landlord shall have first approved detailed plans and specifications therefor, which approval shall not be unreasonably withheld, conditional or delayed, which shall show, at a minimum, the size and style of such sign, the materials to be used, and the method of affixation. Tenant shall remove such signs (and repair any damage arising from such signs) either at the expiration or earlier termination of this Lease, or if Tenant and/or a Tenant Entity shall cease to lease and occupy at least fifty percent (50%) of the Premises.

          2.6 Pad Area. Tenant shall have the right, throughout the term, to locate, install and use a generator to be located at the rear of the Premises in a location to be set forth and approved as part of the approval of the Construction Documents (as defined in the Work Letter). If Tenant has not yet determined the location of the generator at the time the Construction Documents are approved, it shall be located at the rear of the Premises in a location reasonably approved by Landlord and Tenant.

                 AGILENT TECHNOLOGIES LEASE/90 CENTRAL STREET, BOXBOROUGH; FINAL

                                       (4)

          ARTICLE III - CONSTRUCTION OF PREMISES; DELIVERY OF POSSESSION
          --------------------------------------------------------------

          3.1. Construction of Landlord's Work. Landlord has commenced construction of the Landlord's Work (as described in the Work Letter) and is in receipt of all required permits and approvals therefor. Subject to events of Force Majeure and/or Tenant Delays, Landlord will complete construction of Landlord's Work in accordance with the terms and conditions of this Article III and the Work Letter. Landlord further agrees to complete the construction of Landlord's Work with due diligence as soon as reasonably practicable following the date hereof, and to use diligent efforts (i) to have the Premises "Ready for Tenant" (as defined in Section 3.2 hereof) on the Scheduled Delivery Date, (ii) to have Landlord's Progress Work (as defined in Section 3.2 hereof) completed by the date sixty (60) days after the Commencement Date ("Progress Work Date") and
(iii) to have the balance of Landlord's Work completed on or before the date sixty (60) days after the Progress Work Date ("Outside Completion Date"), time being of the essence.

     3.2 (a) Ready for Tenant. "Ready for Tenant" means the date which is three (3) days after the date when Landlord delivers to Tenant a stamped Certificate of Substantial Completion as to the following work from Landlord's architect that all of the following elements of Landlord's Work ("Ready for Tenant Work") are Substantially Complete, as hereinafter defined, in accordance with Landlord's Plans, as defined in the Work Letter:

          i. Structure: Footings, foundations, floor deck and poured slabs, and steel structure complete (including spray-on fire-proofing of steel members)

          ii. Utilities: Major underground utilities trenched and in place (but not in service). Temporary power available to workspace.

          iii. Roof: Roof structure and membrane in-place and water-tight (excepting perimeter flashing around incomplete wall systems)

          iv. Wall System: Steel stud back-up system and drywall in-place. Masonry brick, glass & glazing and metal panel in progress

          v. Site: Temporary surfaces (either binder asphalt or gravel) such that Premises are reasonably accessible for construction traffic

     (b) Landlord's Progress Work. "Landlord's Progress Work" shall be defined as the Substantial Completion of the following elements of Landlord's Work in accordance with Landlord's Plans, as defined in the Work Letter, as evidenced by a stamped Certificate of Substantial Completion as to the following work from Landlord's architect:

          i. HVAC: Roof-top units installed (but not operational). Vertical distribution duct work in place and ready for connection to Tenant's horizontal distribution.

          ii. Fire Protection: Sprinkler risers and horizontal mains in place and ready for connection to Tenant's branch piping.

          iii. Electrical: Electrical room demised and main electrical switchgear installed and wired

          iv. Plumbing: Main water service in place. Supply risers and waste pipes in place and ready for connection to Tenant's fixtures

          v. Envelope: Masonry, glass & glazing and metal panel in-place (or temporary enclosures as required to protect interior areas)

     (c) For the purposes hereof, "Substantial Completion" or "Substantially Complete" shall mean that the Ready for Tenant Work and/or the Landlord's Progress Work, as the case may be, have been completed in

                 AGILENT TECHNOLOGIES LEASE/90 CENTRAL STREET, BOXBOROUGH; FINAL

                                       (5)
accordance with the requirements of the Lease and in accordance with applicable Laws, so that Tenant can legally occupy the Premises for the performance of Tenant's Work in accordance with Tenant's Critical Path Schedule, as defined in the Work Letter.

     3.3. Delivery of Possession; Delays.

          (a) Landlord shall use diligent efforts to have the Premises Ready for Tenant on the Scheduled Delivery Date; however, Landlord may deliver the Premises Ready for Tenant prior to the Scheduled Delivery Date provided landlord gives Tenant thirty (30) days' prior notice thereof, and Landlord has previously approved Tenant's Plans and Tenant's contractors.

          (b) If the Premises are not Ready for Tenant on or before the Scheduled Delivery Date, as extended by events of Force Majeure and/or Tenant Delays, this Lease shall remain in full force and effect, except as otherwise set forth in this Section 3.3. Landlord shall not be subject to any liability, and the Commencement Date shall be delayed until the date the Premises are Ready for Tenant. Landlord shall have a period of sixty (60) days following the Scheduled Delivery Date (as extended for events of Force Majeure and Tenant Delays; such period being hereinafter referred to as "Landlord's Grace Period") to make the Premises Ready for Tenant as required hereunder without any liability to Tenant therefor provided Landlord continues to use diligent efforts to complete Landlord's Work and to deliver the Premises Ready for Tenant as promptly as possible after the Scheduled Delivery Date.

          (c) If on the date which is no less than thirty (30) days prior to the Scheduled Delivery Date Landlord determines the Premises will not be Ready for Tenant on the Scheduled Delivery Date, Landlord shall immediately so inform Tenant in writing ("Landlord's Delay Notice"), which notice shall state the date on which Landlord expects the Premises to be Ready for Tenant as required hereunder (the "Revised Delivery Date"). If the date set forth in Landlord's Delay Notice indicates that the Revised Delivery Date is within Landlord's Grace Period, no response from Tenant shall be necessary and Landlord shall continue to use diligent efforts to complete Landlord's Work and to deliver the Premises Ready for Tenant on or before the Revised Delivery Date. Notwithstanding anything to the contrary contained herein, if Landlord's Delay Notice indicates that the Revised Delivery Date falls outside of Landlord's Grace Period but before October 15, 2001 ("Rent Penalty Date"), Landlord shall continue to use diligent efforts to complete Landlord's Work and to deliver the Premises Ready for Tenant on or before the Revised Delivery Date and, upon the Rent Commencement Date, Tenant shall be credited with one day's Base Rent for each day of delay beyond Landlord's Grace Period not caused by Force Majeure or Tenant Delays. Notwithstanding anything to the contrary contained herein, if the date set forth in Landlord's Delay Notice indicates that the Revised Delivery Date falls after the Rent Penalty Date but before May 15, 2002, Tenant must notify Landlord in writing within ten (10) days after receipt of Landlord's Delay Notice, time being of the essence, that it elects either to (i) terminate this Lease if Landlord fails to deliver the Premises Ready for Tenant on or before the Rent Penalty Date, or (ii) accept delivery of possession of the Premises on the Revised Delivery Date (provided the same are delivered Ready for Tenant as required hereunder) and receive on the Rent Commencement Date a rent credit equal to two (2) days' Base Rent for each day of delay beyond Landlord's Grace Period not caused by Force Majeure or Tenant Delays. If Tenant elects option (i) in the previous sentence and Landlord fails to deliver the Premises Ready for Tenant on or before the Rent Penalty Date, this Lease shall automatically terminate as of the Rent Penalty Date and the parties shall thereafter have no further obligation to each other. If Tenant elects option
(ii) above and Landlord thereafter fails to deliver the Premises Ready for Tenant on or before the Revised Delivery Date, Landlord shall deliver to Tenant an updated Landlord Delay Notice in which Landlord indicates a new Revised Delivery Date. In such event, the process set forth in this paragraph shall recommence provided that the new Rent Penalty Date shall be extended to the date which is ninety (90) days after the prior Rent Penalty Date. If Tenant fails timely to respond to any Landlord Delay Notice, Tenant shall be deemed to have elected option (ii) above and this Lease shall continue in full force and effect and Landlord shall diligently pursue its obligations hereunder until the Premises are Ready for Tenant.

          (d) Notwithstanding anything to the contrary set forth in this Lease, if Landlord fails to deliver the Premises Ready for Tenant on or before May 15, 2002 for any reason whatsoever other than a Tenant Delay, Tenant shall have the right to terminate this Lease by written notice to Landlord delivered on or before May 20, 2002, time being of the essence

                 AGILENT TECHNOLOGIES LEASE/90 CENTRAL STREET, BOXBOROUGH; FINAL

                                       (6)

          (e) If Landlord's Progress Work is not Substantially Completed, as defined in Section 3.2(c) above, on or before the Progress Work Date, as extended by events of Force Majeure and/or Tenant Delays, then each day between the Progress Work Date, as so extended, and the date that Landlord Substantially Completes the Landlord's Progress Work shall be deemed a "Landlord Delay" for the purposes of determining the Rent Commencement Date. In addition, if all of Landlord's Work is not Substantially Completed, as defined in the Work Letter, on or before the Outside Completion Date, as extended by events of Force Majeure and/or Tenant Delays, then each day between the Outside Completion Date, as so extended, and the date that Landlord Substantially Completes the Landlord Work shall be deemed a "Landlord Delay" for the purposes of determining the Rent Commencement Date.

          (f) For purposes hereof, "Tenant Delay" means any act or omission of Tenant or Tenant's agents, contractors, servants, employees, customers, licensees, or invitees (collectively, "Tenant's Affiliates") that actually delays the date on which the Premises would be Ready for Tenant, including, without limitation: (1) Tenant's failure to furnish information or approvals within any time period specified in the Lease, including the failure to prepare or approve preliminary or final plans by any applicable due date; (2) delays arising out of any Tenant Change Orders of which Landlord has advised Tenant in writing pursuant to Paragraph 3(c) of the Work Letter; or (3) performance of Tenant's Work or any other work in the Premises by Tenant or Tenant's contractor(s) during the performance of Landlord's Work, provided that Landlord notifies Tenant in writing of such delay at the time of such delay.

          (g) If, after the date the Premises are Ready for Tenant but prior to the Progress Work Date, performance of Landlord's Work or any other work in the Premises by Landlord or Landlord's contractor(s) causes Tenant's Work to be completely halted for one (1) day or more (each such day being a "Tenant Halt Day"), then each consecutive Tenant Halt Day after the first (1/st/) such Tenant Halt Day shall be deemed a Landlord Delay for the purposes of determining the Rent Commencement Date. Notwithstanding the foregoing, if, prior to the Progress Work Date, there are two (2) non-consecutive Tenant Halt Days, then each Tenant Halt Day thereafter, whether or not consecutive, shall be deemed a Landlord Delay for the purpose of determining the Rent Commencement Date. For example, if, prior to the Progress Work Date, there are 4 consecutive Tenant Halt Days in a week, followed by 3 consecutive Tenant Halt Days two weeks thereafter, followed by 3 consecutive Tenant Halt Days three weeks thereafter, then, for the purposes of determining the Rent Commencement Date, there would be eight (8) days of Landlord Delay (i.e., 3 days for the first such occurrence, plus 2 days for the second such occurrence, plus 3 days for the third such occurrence). If, after the Progress Work Date, there are any Tenant Halt Days, each such Tenant Halt Day shall be deemed a Landlord Delay for the purposes of determining the Rent Commencement Day. In addition, if, after the date the Premises are Ready for Tenant, performance of Landlord's Work or any other work in the Premises by Landlord or Landlord's contractor(s) delays or interrupts performance of any component of Tenant's Work which is identified as then being on Tenant's Critical Path Schedule, as defined in the Work Letter, for more than three (3) consecutive days, then each day from and after the third (3/rd/) such day of delay or interruption shall be deemed a Landlord Delay for the purposes of determining the Rent Commencement Date.

          (h) Notwithstanding anything to the contrary contained herein, if the Premises are not Ready for Tenant by the Scheduled Delivery Date due to a Tenant Delay, the Rent Commencement Date shall be deemed to be one hundred twenty (120) days after the date on which the Premises would have been Ready for Tenant if not for the Tenant Delay.

     3.4 Limited Warranties; Third Party Warranties. Provided Tenant has not breached its covenants in Section 8.2 hereof, Landlord hereby warrants (collectively, the "Limited Warranties") that for a period of twelve (12) months from the Rent Commencement Date, the entire Premises (other than the specific portions or systems thereof covered by the Third-Party Warranties) shall be free of defects in design, construction, workmanship and materials. Landlord shall procure all manufacturer's and contractor's warranties provided in connection with Landlord's Work (collectively, the "Third-Party Warranties") and shall provide copies thereof to Tenant. Landlord acknowledges and agrees that Tenant is a third-party beneficiary of the Third-Party Warranties and shall have the right to enforce the Third-Party Warranties and otherwise seek recourse thereto, subject to the terms and conditions of the Third-Party Warranties. Neither Landlord nor Tenant shall undertake any act or omission which would result in any Third-Party Warranty being diminished, terminated or voided.

                 AGILENT TECHNOLOGIES LEASE/90 CENTRAL STREET, BOXBOROUGH; FINAL

                                       (7)

     3.5 Tenant's Work. Promptly following the Commencement Date, Tenant shall perform Tenant's Work, at Tenant's sole cost and expense, but subject to reimbursement by Landlord pursuant to Section 3.6 below of the Tenant Improvement Allowance, in accordance with the provisions of the Work Letter.

     3.6 Tenant Improvement Allowance. Tenant shall be entitled to receive the Tenant Improvement Allowance specified in Article I hereof to reimburse Tenant for the costs and expenses incurred in connection with the construction of Tenant's Work other than so-called "Excluded Costs" defined below. The Tenant Improvement Allowance shall be paid in two installments, the first of which shall be paid at such time as at least fifty percent (50%) of Tenant's Work has been substantially completed. Such portion of Tenant's Work shall be deemed substantially completed when Tenant submits to Landlord (y) a letter from Tenant's Architect stating that at least fifty percent (50%) of Tenant's Work has been completed in substantial compliance with the Tenant's Plans, and (z) reasonably detailed invoices (including all invoices and requisitions of all contractors and subcontractors) or other reasonably satisfactory evidence of costs incurred by Tenant in performance of the Tenant's Work (other than Excluded Costs) together with lien releases in form and substance reasonably satisfactory to Landlord from all suppliers of labor, materials or other services for the portion of Tenant's Work performed to date. Upon substantial completion of all of Tenant's Work, Tenant shall submit to Landlord the following documentation in order to be eligible to receive the final installment of the Tenant Improvement Allowance (the "Final TIA Installment"):
(i) a final permanent certificate of occupancy for the Premises, (ii) invoices (including all invoices and requisitions of all contractors and subcontractors) or other reasonably satisfactory evidence of costs incurred by Tenant in performance of the Tenant's Work (other than the Excluded Costs), (iii) lien releases in form and substance reasonably satisfactory to the Landlord from all suppliers of labor, materials or other services, (iv) a final Certificate of Substantial Completion from Tenant's Architect certifying to the completion of the Tenant's Work in substantial compliance with the Tenant's Plans, and (v) a complete set of Record Drawings, as defined in the Work Letter, for Tenant's Work. Landlord shall have no obligation to pay any portion of the Tenant Improvement Allowance if the Lease is terminated as a result of a Default hereunder. Each installment of the Tenant Improvement Allowance shall be paid to Tenant within thirty (30) days after receipt of all of the documentation required herein. Notwithstanding the foregoing, if Tenant fails to obtain a temporary or final certificate of occupancy permitting Tenant to legally occupy the Premises as a result of a defect in Landlord's Work, but satisfies the remainder of the foregoing requirements, Tenant shall be entitled to receive the Tenant Improvement Allowance, and Tenant shall promptly obtain such certificate of occupancy after Landlord cures such defect in accordance with Section 8.1 hereof. In addition, as to that portion of such delays occurring after the Outside Completion Date, each day of delay between the date that Tenant is denied such certificate of occupancy as a result of a defect in Landlord's Work and the date that Tenant obtains a certificate of occupancy after Landlord cures such defect shall be deemed a Landlord Delay for the purposes of determining the Rent Commencement Date. If Landlord fails to timely pay the Tenant Improvement Allowance in the manner set forth herein, Tenant shall give Landlord (and the holder of any existing or future mortgage, deed of trust, overlease, or similar instrument covering the Premises (each a "Mortgagee") of which Tenant has received written notice) written notice of such failure, and if Landlord has not paid the Tenant Improvement Allowance in accordance with this Section 3.6 within thirty (30) days after receipt of such notice from Tenant and following the giving of a second written notice by Tenant and Landlord's failure to cure within five (5) days thereafter, interest shall accrue on such unpaid amount at the rate of the "Prime Rate" plus four (4%) (the "Default Rate"), and, if there remains any amounts unpaid by Landlord to Tenant hereunder after interest has commenced to accrue for at least thirty (30) days and after Tenant gives a third written notice to Landlord and its Mortgagee of whom Tenant has been provided notice and Landlord fails to cure within a period of five (5) days thereafter, then Tenant shall be entitled to offset the unreimbursed costs, together with interest as aforesaid, against fifteen percent (15%) of the monthly Base Rent due hereunder until the Tenant Improvement Allowance and all accrued interest thereon shall have been reimbursed in full. For purposes hereof, the "Prime Rate" shall mean the rate equal to the prime commercial rate from time to time established by the Fleet National Bank, or its successor.

          3.7 Excluded Costs. The Tenant Improvement Allowance shall, subject to clause (c)(i) below, be applied only to the cost of that portion of Tenant's Work performed by a general contractor and its subcontractors that results in physical improvements to the Premises which are deemed fixtures once installed (e.g. walls, ceilings, doors, floor & wall coverings, millwork, HVAC, plumbing and electrical work). In no event shall Landlord be required to (a) apply any unused portion of the Tenant Improvement Allowance toward Base Rent or Additional Rent, (b) apply any unused portion of the Tenant Improvement Allowance to changes to Tenant's Work

                 AGILENT TECHNOLOGIES LEASE/90 CENTRAL STREET, BOXBOROUGH; FINAL

                                       (8)
after Landlord has paid the Final TIA Installment in accordance with Section 3.6 above or (c) provide any portion of the Improvement Allowance to reimburse Tenant for the following (even if specifications for such items were included in Tenant's Plans approved by Landlord): (i) architectural design and engineering costs, construction/project management fees, consultant's fees or other "soft" costs incurred in connection with planning changes in Tenant's
Work to the extent the aggregate of such costs exceeds $3.00 per square foot;
(ii) furniture, including the cost of installation and/or relocation, (iii) telecommunications equipment, including the cost of installation and cabling/wiring cost, (iv) computer equipment, including the cost of installation and cabling/wiring cost, (v) artwork and miscellaneous decorations, (vi) de-mountable or temporary partitions, (vii) laboratory, light manufacturing or other trade fixtures; (viii) signs; (ix) supplemental HVAC systems and equipment, generators or other equipment made a fixture to the Premises but to be removed by Tenant at the end of the Lease; (x) other specialty improvements which are unique to Tenant's business and may be removed by Tenant at the end of the Term; and (xi) any portion of Tenant's Work performed by Tenant or a Tenant Entity (the items listed in subsections (i) through (xi) collectively referred to as the "Excluded Costs").

                                ARTICLE IV - TERM
                                -----------------

     4.1 Term. Tenant shall have and hold the Premises for a term commencing on the Commencement Date (plus any partial month after the Commencement Date if the Commencement Date is not the first day of a calendar month) for the Term unless sooner terminated as set forth in Sections 4.2 or Article XIV hereof or extended pursuant to Section 4.3 hereof. Promptly after commencement of the Term, Landlord and Tenant shall execute a commencement date memorandum in the form attached hereto as Exhibit G. Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week throughout the Term and any extension thereof, subject only to the terms of this Lease and the Work Letter.

     4.2 Early Termination Option. Notwithstanding anything to the contrary contained herein, Tenant may, at its sole discretion, terminate this Lease effective as of the last day of the seventh (7/th/) Lease Year (the "Early Termination Date"), provided Tenant delivers written notice of such termination not later than the last day of the sixth (6/th/) Lease Year and pays to Landlord, not later than sixty (60) days prior to the Early Termination Date, a termination fee in the amount of Four Million One Hundred Ninety Thousand and No/l00 Dollars ($4,190,000). If Tenant timely exercises this early termination option, pays the termination fee in full and otherwise performs all of its obligations under this Lease, including without limitation payment of all Base Rent and Additional Rent due through the Early Termination Date, and surrenders the Premises in the condition required hereunder, then this Lease shall terminate as of the Early Termination Date, and thereafter neither Tenant nor Landlord shall have any further rights or obligations under this Lease, except as otherwise expressly provided herein.

     4.3 Extension Option. (a) Tenant shall have the Extension Option referred to in Article I above, provided that (a) Tenant provides Landlord with written notice of Tenant's interest in exercising such option at least three hundred sixty-five (365) days prior to the expiration of the Term ("Tenant's Interest Notice"), (b) no uncured Default (hereinafter defined) shall exist at the time of Landlord's receipt of Tenant's Interest Notice, or at the commencement of the Extension Period, and (c) the Tenant named in Article I above and/or a Tenant Entity (hereinafter defined) then leases and occupies at least fifty percent (50%) of the Premises. Except for the amount of Base Rent (which is to be determined as hereinafter provided), all of the terms, covenants, conditions and provisions set forth herein shall be applicable to the Extension Period. This Extension Option, which is personal to the original Tenant specified in Article I hereof or a Tenant Entity, may not be severed from this Lease or separately sold, assigned, or otherwise transferred. Time is of the essence with respect to this Section 4.3.

     (b) If Tenant delivers Tenant's Interest Notice in the manner set forth above, Landlord shall, within ten (10) business days of receipt of Tenant's Interest Notice, notify Tenant in writing ("Landlord's Rent Notice") of its determination of the fair market rent for the Premises for the Extension Period. Landlord shall base its determination on comparable lease extensions for comparable property in the area in which the Property is located, taking into account all relevant factors including, without limitation, concessions then being granted by landlords. The area in which the Property is located shall be deemed to be the Route 495/Route 2 submarket, further defined as the Towns of Acton, Boxborough, Westford and Littleton (the "Property Vicinity"). Landlord's determination shall be based upon the Premises as improved, whether such improvements were made by Landlord or Tenant. Notwithstanding the foregoing, Base Rent during such Extension Period shall not be less than seventy-five

                 AGILENT TECHNOLOGIES LEASE/90 CENTRAL STREET, BOXBOROUGH; FINAL

                                      (9)

(75%) percent of the Base Rent for the year immediately preceding the commencement of such Extension Period. Tenant shall have twenty (20) days from the date of said Landlord's Rent Notice to notify Landlord in writing ("Tenant's Acceptance Notice") whether Tenant will exercise the Extension Option. If Tenant does not deliver Tenant's Acceptance Notice within said twenty (20) day period, then Tenant shall be deemed to have waived its right to such Extension Period and shall have no further right to any extension option. If Tenant timely delivers Tenant's Acceptance Notice, then Landlord's determination of fair market rent shall be binding upon the parties hereto, unless Tenant's Acceptance Notice includes a statement that Tenant does not accept Landlord's determination of fair market rent and wishes to proceed to arbitration ("Tenant's Arbitration Notice").

          (c) In such event, within five (5) days after receipt by Landlord of Tenant's Arbitration Notice, which includes a demand for arbitration, Tenant and Landlord shall each notify the other, in writing, of their respective selections of an appraiser (respectively, "Landlord's Appraiser" and "Tenant's Appraiser"). Landlord's Appraiser and Tenant's Appraiser shall then jointly select a third appraiser (the "Third Appraiser"). All of the appraisers so selected shall be individuals with at least five (5) year's commercial appraisal experience in the area in which the Premises are located, shall be members of the Massachusetts Appraisal Institute (M.A.I.), and, in the case of the Third Appraiser, shall not have acted in any capacity for either Landlord or Tenant within five (5) years of his or her selection. Said appraisers shall determine the fair market rent for the Premises for the Extension Period in accordance with the requirements and criteria set forth in the preceding paragraph, employing the method commonly known as "Baseball Arbitration," whereby Landlord's Appraiser and Tenant's Appraiser set forth their determination of fair market rent as defined above, and the Third Appraiser must select between the two appraisals (it being understood that the Third Appraiser shall be expressly prohibited from selecting a compromise figure). The greater of seventy-five (75%) percent of Base Rent for the year immediately preceding commencement of the Extension Period and the fair market rent selected by the Third Appraiser shall be Base Rent for the Extension Period. The Third Appraiser shall render a decision within twenty-five (25) days after the selection of the Third Appraiser and said decision shall be binding on both Landlord and Tenant. Each party shall bear the cost of its own appraiser. The cost of the Third Appraiser shall be paid one-half by Landlord and one-half by Tenant.

                                ARTICLE V - RENT
                                ----------------

     5.1 Base Rent. On or before the Rent Commencement Date, Tenant shall pay to Landlord its first monthly installment of Base Rent, Building Expense Rent (hereinafter defined) and Park Expense Rent (hereinafter defined), which shall consist of Base Rent, Building Expense Rent, and Park Expense Rent for both the first full month of the Term after the Rent Commencement Date and a pro rated amount (on a per diem basis) of Base Rent, Building Expense Rent, and Park Expense Rent for any partial month in which the Rent Commencement Date occurs. Thereafter, Tenant shall pay Base Rent to Landlord monthly, in advance, not later than the first day of each calendar month. Any other Additional Rent due under the terms of this Lease shall be paid when due.

     5.2 Additional Rent. (a) Tenant shall pay, as Additional Rent hereunder Building Expense Rent (hereinafter defined), and its Pro Rata Share (hereinafter defined) of Park Expenses (hereinafter defined) in accordance with the provisions of this Section 5.2.

     (b) Definitions. For purposes hereof, the following terms shall have the following definitions:

          (i) "Building Expenses" shall be defined to include all costs of operation, maintenance and repair of the Premises (each such service, a "Building Service"), subject to Tenant's right to perform such services pursuant to Section 8.2(b) hereof including without limitation the following: (1) premiums for property insurance carried by Landlord with respect to the Premises as detailed in Section 13.1(c) below; (2) compensation and all fringe benefits, workers' compensation insurance premiums and payroll taxes paid by Landlord to, for or with respect to a11 persons below the grade of property manager actually engaged in the operating or maintaining of the Premises; (3) cost of building and cleaning supplies, building supplies, and equipment; (4) cost of maintenance, cleaning (including window cleaning, caulking and waterproofing) and repairs (other than repairs for which Landlord has received reimbursement from contractors under guaranties); (5) payments under service contracts with independent contractors, including legal, accounting and other professional fees, which contracts shall be at arm's length and at competitive rates; (6) subject to the next succeeding sentence, any costs (including capital costs and

                 AGILENT TECHNOLOGIES LEASE/90 CENTRAL STREET, BOXBOROUGH; FINAL

                                      (10)
financing charges) of improvements to the Premises that, based upon engineering studies performed by Landlord, are designed to increase safety or reduce or limit increases in Building Expenses, are required to comply with any law imposed after the initial completion of the Premises; (7) the cost of performing Landlord's maintenance obligations set forth in Section 8.1 hereof, (8) all other reasonable or necessary expenses paid in connection with the operation, maintenance, replacement and repair of the Premises and properly chargeable against income, and (9) a fee for management services for the Park of not greater than two percent (2%) of the net revenues received by Landlord from the lease of the Premises. Any of the above services may be performed by Landlord or its affiliates, provided that fees for the performance of such services shall be reasonable and competitive with fees charged by unaffiliated entities for the performance of such services in comparable buildings. If, during the Term of this Lease, Landlord shall make capital improvements to the Premises pursuant to subsection (6), (7) or (8) above, the total cost of which is not properly includable in Building Expenses for the calendar year in which they were made, there shall nevertheless be included in such Building Expenses for the calendar year in which they were made and in Building Expenses for each succeeding calendar year the annual charge-off of the costs of such capital improvements. Annual charge-off shall be determined by dividing the original cost of the capital improvements plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages by institutional leaders on like properties within the locality in which the Premises is located, by the number of years of useful life of the capital improvement (on a straight-line basis); and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such capital improvements, consistently applied. Notwithstanding the foregoing, Building Expenses shall not include any Prohibited Expenses set forth on Exhibit H attached hereto.

                   (ii) "Park Expenses" shall mean the aggregate costs or expenses reasonably incurred by Landlord with respect to the operation, administration, repair, maintenance and management of the Park (each such service, a "Park Expense"), including, without limitation: (A) the cost of services, utilities, materials and supplies furnished or used in the operation, repair, maintenance, management, and protection of the Park Common Areas, including without limitation, fees, if any, imposed upon Landlord, or charged to the Park, by the state or municipality in which the Park is located on account of the need of the Park for increased or augmented public safety services, and also including all expenses directly related to employment of personnel below the grade of property manager performing services in connection with the operation, repair, maintenance, management and protection of the Park Common Areas, and their respective mechanical systems, including, without limitation, the waste water treatment system serving the Park; (B) the cost of replacements for tools and other similar equipment used in the repair, maintenance, and protection of the Park Common Areas, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be allocated among the buildings constituting the Park on a square footage basis;
(C) premiums for commercial general liability insurance with such coverages and limits as shall from time to time be required by any person, firm or other entity that it holds a mortgage or a ground lease which includes the Park; (D) the costs of maintaining, repairing and replacing (if necessary) the common monument sign for the Park; (E) subject to the next succeeding sentence, any capital improvements made to the Park Common Areas that, based upon engineering studies performed by Landlord, are designed to increase safety or reduce or limit increases in Park Expenses; (F) costs for electricity, water and sewer use charges, and other utilities supplied to the Park and not separately metered to the buildings comprising the Park or the tenants thereof; and (G) all Taxes (hereinafter defined) assessed against the Park; and, (H) amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, and protection of the Premises and/or Park Common Areas. Park Expenses shall not include any Prohibited Expenses,. If, during the Term of this Lease, Landlord shall make capital improvements to the Park Common Areas which are designed to increase safety or reduce or limit Park Expenses, based upon engineering studies performed by Landlord, the total cost of which is not properly includable in Park Expenses for the calendar year in which they were made, there shall nevertheless be included in such Park Expenses for the calendar year in which they were made and in Park Expenses for each succeeding calendar year the annual charge-off of the costs of such capital improvements. Annual charge-off shall be determined by dividing the original cost of the capital improvements plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages by institutional leaders on like properties within the locality in which the Park is located, by the number of years of useful life of the capital improvement (on a straight-line basis); and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such capital improvements, consistently applied.

                 AGILENT TECHNOLOGIES LEASE/90 CENTRAL STREET, BOXBOROUGH; FINAL

                                      (11)

                 (iv) "Pro Rata Share" shall be a fraction, the numerator of which is the square footage of the Premises and the denominator of which is the aggregate square footage of both buildings within the Park. Tenant's Pro Rata Share of Park Expenses shall not change unless the square footage of the Premises or the Park is changed by a duly executed written amendment to this Lease.

                 (v) "Taxes" shall mean all real estate taxes, betterments, assessments, sales or use taxes, and other public charges on or relating to the Park including, without limitation, the Premises, other improvements, land and personalty, taxes on rentals, and taxes in addition to or in lieu of existing taxes, foreseen and unforeseen, ordinary and extraordinary, and all reasonable costs related to actual attempts to secure a refund or abatement, less the amount of any refund or abatement so obtained. "Taxes" shall not include interest, late fees, or penalty charges payable by Landlord nor inheritance, succession, estate, franchise, excise, transfer, income, or succession taxes, or so-called linkage payments; provided however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that as a substitute for, or in addition to, the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord any tax including a capital levy or other tax on the gross rents received with respect to the Park, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Park is located), and whether or not now customary or in the contemplation of the parties, measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "Taxes". Notwithstanding anything to the contrary contained herein, Landlord agrees that to the extent permitted by the taxing authority, it shall elect to pay betterments or assessments over the longest period allowed by law.

          (c) Payment of Building Expense Rent and Park Expense Rent. Building Expense Rent and Park Expense Rent shall be paid to Landlord monthly at the same time and in the same manner as Base Rent is paid in the amount which Landlord estimates, from time to time, but no more often than annually will represent Tenant's required payments of Building Expense Rent and Park Expense Rent. Landlord shall deliver to Tenant (i) a reasonably detailed statement showing the actual Building Expenses and Park Expenses for the prior calendar year (the "Expense Statement"), (ii) tax statements from the taxing authorities covering all tax parcels comprising the Park, and (iii) a calculation showing the actual amount of Building Expense Rent and Park Expense Rent owed by Tenant, within ninety (90) days of the end of each calendar year (provided Landlord's failure to so notify Tenant shall not reduce Tenant's liability when such notice is issued, except if Landlord fails to include any item of Building Expenses or Park Expenses (as the case may be) on the Expense Statement for two (2) Lease Years or otherwise within two (2) years after the end of the calendar year in which such expense was incurred, Tenant shall have no obligation to reimburse Landlord for said item of Building Expenses or Park Expenses), and any excess paid by Tenant shall be applied to Tenant's next Building Expense Rent or Park Expense Rent payment (as the case may be) or reimbursed within thirty (30) days of such determination at the end of the Term, and any deficiency shall be paid within thirty (30) days of such notice. Building Expense Rent and Park Expense Rent shall be pro rated on a per diem basis for any partial month during the Term hereof.

          (d) Right to Contest Taxes. Notwithstanding anything to the contrary herein contained, if Tenant deems that any portion of Taxes included within Park Expense Rent is excessive or illegal, Tenant shall have the right to contest such tax by appropriate legal or administrative proceeding, provided Tenant shall not withhold payment of any component of Park Expense Rent as a result of such dispute but shall pay the same to Landlord under protest. Any contest, whether before or after payment, may be made in the name of Landlord or Tenant or both as Tenant shall determine, but if Landlord is at such time contesting such taxes, Tenant's rights shall only be to join with Landlord in such action or proceeding. If requested by Tenant, Landlord shall participate actively in any such contest (but only if all expenses and costs incurred or suffered by Landlord, including without limitation fees of attorneys and/or accountants, shall be paid by Tenant), but Tenant shall be entitled to any refund of any such tax, assessment or charge or penalty or interest thereon which may have been paid by Tenant, or by Landlord and reimbursed by Tenant to Landlord.

          (e) Tenant's Audit Right. Provided (1) there is no uncured Default hereunder, and (2) Tenant has paid the Building Expense Rent and Tenant's Pro Rata Share of the Park Expense Rent in question, Tenant shall have the right, exercisable not more than once each Lease Year, to examine Landlord's books and records relating to the prior Lease Year only with respect to both Park Expenses and Building Expenses. Such examination shall be

                 AGILENT TECHNOLOGIES LEASE/90 CENTRAL STREET, BOXBOROUGH; FINAL

                                      (12)
performed (i) at Landlord's office, (ii) at Tenant's sole cost and expense,
(iii) upon prior reasonable written notice, (iv) during normal business hours, and (v) within one hundred twenty (120) days after receipt of the Expense Statement or supplementary invoices or notices, as the case may be. In the event Tenant's examination reveals a discrepancy, Tenant shall notify Landlord of such discrepancy in writing, and, if such discrepancy is mutually agreed upon, Landlord shall within thirty (30) days of such determination, reimburse Tenant for the amount of any overpayment. If Tenant so notifies Landlord of a discrepancy and such discrepancy is not mutually agreed upon within sixty (60) days after Landlord's receipt of Tenant's written notice thereof, either party may refer such dispute to arbitration pursuant to Section 5.2(g) below by sending the other party written notice of arbitration (the "Arbitration Notice"), which notice shall contain a detailed list of each item in dispute and the reason(s) for such dispute within said sixty (60) day period.. If Tenant's examination of Landlord's books and records reveals an overcharge of more than five percent (5%), Landlord shall, within thirty (30) days after receipt of a written invoice, reimburse Tenant for the reasonable costs of such audit. In conducting such audit, Tenant must use an independent certified public accountant experienced in auditing operating costs, which accountant shall be paid on an hourly basis (and not on a contingency or success fee basis). Such audit shall be conducted in accordance with generally accepted rules of auditing practices.

         Supplementing Tenant's right to audit pursuant to the terms and limitations set forth herein, Tenant shall not be entitled to audit Landlord's books and records that apply to any prior Expense Statement or to any calendar year other than the year covered by the most recent Expense Statement delivered to Tenant unless Landlord and Tenant agreed upon the discrepancy alleged by Tenant or, if such discrepancy was settled by arbitration pursuant to Section 5.2(g) below, Tenant was the prevailing party in whole or in material part in such arbitration, and then solely Tenant's additional audit rights shall apply solely to: (i) for the year immediately preceding the calendar year for which Tenant prevailed in such audit (the "Prior Year"); and (ii) the same specific item that was the subject of the previous audit in which Tenant prevailed, but in no event shall Tenant be entitled to audit Landlord's books and records with respect to Building Expenses or Park Expenses for any period prior to the Prior Year. In addition, once having conducted an audit of Landlord's books and records with respect to a specific item in any year, Tenant shall have no right to conduct another audit of the same specific item for such year.

         This audit right is personal to the Tenant specified in Article I hereof or a Tenant Entity and is not otherwise transferable.

         (f) Arbitration. Any arbitration requested by either party pursuant to the specific provisions of Section 5.2(f) of the Lease, shall be governed by the rules and procedures of the American Arbitration Association, as modified by this Section 5.2(g). Unless otherwise agreed upon by the parties, the arbitration shall be held in Boston, Massachusetts. Within thirty (30) days after delivery of the Arbitration Notice, the parties shall each appoint one certified public accountant licensed and with not less than ten (10) years' continuous accounting experience in the Commonwealth of Massachusetts ending not more than ten (10) years prior to the date of the Arbitration Notice. Within ten days after such appointment and notice, such accoutants shall appoint a third person (together with the first two accountants, collectively, "Arbitration Panel") who is also an accountant meeting the requirements of this Section 5,2(g). In the event that any party fails to timely designate an accountant, such dispute shall automatically be deemed resolved against such party. The Arbitration Panel shall have no authority to change, add to, or subtract from the Lease. The Arbitration Panel shall not have the power to assess or award punitive or exemplary damages. All aspects of this arbitration provision shall be interpreted in accordance with, and the Arbitration Panel shall apply and be bound to follow, Massachusetts substantive law. A hearing record shall be kept if either party so elects and the requesting party shall bear the expense of such record. The Arbitration Panel shall execute and acknowledge a binding award in writing, including factual findings and the reasons on which the award is based, and cause a copy of the award to be simultaneously delivered to both parties. The costs of such arbitration (if any) shall be paid to the prevailing party in the arbitration if and to the extent awarded by the Arbitration Panel. The pendency of determination by an arbitration proceeding pursuant to this
Section 5.2(g) shall not operate to relieve any party from its obligations under this Lease. Other than any action necessary to enforce the award of the Arbitration Panel, the parties agree that the provisions of this Section 5.2(g) are a complete defense in any court or before any administrative tribunal with respect to any dispute, controversy, or claim arising under or in connection with Section 5.2(f) of this Lease. If a court proceeding to stay litigation or compel arbitration is necessary, the party who unsuccessfully opposes such proceedings shall pay all associated costs, expenses, and attorneys' fees which are reasonably incurred by the other party.

                 AGILENT TECHNOLOGIES LEASE/90 CENTRAL STREET, BOXBOROUGH; FINAL

                                      (13)

       NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY MASSACHUSETTS LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE PROVIDED BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE MASSACHUSETTS CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

       WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN SECTION 5.2(f) OF THIS LEASE TO NEUTRAL ARBITRATION.

       __________________                             ___________________
           INITIALS                                        INITIALS

       5.3 Payments. Tenant shall pay all Base Rent, Additional Rent and costs of every kind relating to the Premises without notice, demand, setoff, deduction, counterclaim, defense or abatement, except as specifically provided in the Lease.

       5.4    Security Deposit. Intentionally Omitted.

       5.5 Late Payments. Because actual damages resulting from late payments and dishonored checks are difficult to determine, if more than once in any Lease Year, (i) Base Rent and/or any Additional Rent is not received by Landlord or otherwise paid by the due date, or (ii) Tenant's check is not honored, Landlord may charge interest from the date on which the grace period set forth in Section
15.1 expires, if applicable, or from the due date if such grace period is not applicable, at the Default Rate on all amounts not paid or received by Landlord. If late payment by Tenant occurs during more than two (2) consecutive months or more than five (5) times in the aggregate during the initial Lease Term, Landlord may in its sole discretion apply a late charge of five percent (5%) of all then-delinquent and any future delinquent amounts due hereunder.

       5.6 Early Occupancy. Notwithstanding the fact that Tenant's obligation to pay Base Rent, Building Expense Rent and Park Expense Rent shall not commence until the Rent Commencement Date, all other obligations hereunder (including Tenant's obligation to pay utilities, electricity and the like and to insure the Premises) shall commence upon the earlier of (i) the date that Tenant commences Tenant's Work, or (ii) the Commencement Date.

                             ARTICLE VI - UTILITIES
                             ----------------------

       6.1. Utilities. Landlord shall provide connections for water, sewer, telephone, cable, gas, electricity and other utilities to be used at or in connection with the Premises as part of Landlord's Work. In addition to common utilities payable by Tenant as part of Park Expense Rent, Tenant shall make all arrangements for and pay all charges for utility services to the Premises. With respect to connection or "hook up" charges imposed by any public utility company, municipality, or other governmental agency, Landlord shall pay all such charges which pertain to the connection of the building shell to the distribution system of such utility, municipality, or governmental agency. Tenant shall pay all such charges which pertain to (i) Tenant's specific use of the Premises (including, without limitation, deposits required to commence utility service), and (ii) the connection of the interior tenant improvements and/or equipment and fixtures installed by or on behalf Tenant to the utility service.

       6.2 Interruption of Utilities. Landlord shall not be liable to Tenant for interruption or curtailment of any service unless caused by the negligence or willful misconduct of Landlord or Landlord's Affiliates, or by defects in design of the utility connections provided by Landlord during the period of the Limited Warranty. Landlord shall use reasonable, good faith efforts to restore any interrupted service actually provided by Landlord as

                 AGILENT TECHNOLOGIES LEASE/90 CENTRAL STREET, BOXBOROUGH; FINAL

                                      (14)
promptly as reasonable possible and to minimize interference with Tenant's business. Any such interruption or curtailment shall not constitute constructive eviction or grounds for rental abatement. Notwithstanding the foregoing, if such interruption (a) is caused solely by the willful misconduct or negligent acts or omissions of Landlord or Landlord's Affiliates, and (b) renders the Premises untenantable, or any portion thereof inaccessible by Tenant, or makes it impracticable for Tenant to conduct its business in the Premises, each in Tenant's reasonable judgement, then, if such interruption continues for a period of five (5) consecutive days after reasonably detailed written notice thereof from Tenant to Landlord, then the Base Rent and Additional Rent shall be proportionately abated for each successive day such interruption or cessation continues based upon that certain portion of the Premises that are affected by such interruption (other than for reasons of casualty or eminent domain as to which the provisions of Article XIV shall govern). In addition, in the event that any such interruption or cessation shall continue for more than ninety (90) successive days, after reasonably detailed written notice thereof from Tenant to Landlord, then Tenant shall have the right to terminate this Lease by giving written notice to Landlord and its Mortgagee(s) (of which Tenant has received written notice) of such cancellation, provided that at least ten (10) days prior written notice to Landlord and thirty (30) days prior written notice to Landlord's Mortgagee has been given (which such notice may be given prior to or after the expiration of said ninety (90) day period), unless within such ten
(10) day period Landlord repairs or restores such interruption as herein required, in which event such notice of cancellation from Tenant shall be rendered null and void and of no further force or effect. For purposes of this Section, Landlord and Tenant hereby acknowledge and agree that if the Premises (or any portion thereof) is rendered inaccessible by elevator, but accessible by stairway(s), then the Premises (or such portion) will not be deemed "inaccessible" for the purposes hereof..

                         ARTICLE VII - TRIPLE NET LEASE
                         ------------------------------

       7.1 Triple Net Lease. It is intended that this Lease shall be a "triple net lease," and that the Base Rent and Additional Rent to be paid hereunder by Tenant will be received by Landlord without any deduction or offset whatsoever by Tenant, foreseeable or unforeseeable, except as specifically set forth herein. Except as expressly provided to the contrary in this Lease, Landlord shall not be required to make any expenditure, incur any obligation, or incur any liability of any kind whatsoever in connection with this Lease or the ownership, construction (except to the extent specifically agreed to by Landlord as set forth in the Work Letter), maintenance, operation or repair of the Premises, the Property or the Park.

                 AGILENT TECHNOLOGIES LEASE/90 CENTRAL STREET, BOXBOROUGH; FINAL

                                      (15)

                      ARTICLE VIII - REPAIR AND MAINTENANCE
                      -------------------------------------

       8.1 Landlord's Maintenance Obligations. (a) Landlord shall, subject to reimbursement by Tenant pursuant tO Section 5.2 hereof and subject to the following sentence, (i) repair, maintain and replace (as necessary) all portions of Landlord's Work, including without limitation, any damage to the structural portions of the roof, the roof membrane, foundation, exterior walls, and load-bearing portions of walls (excluding wall coverings, painting, glass and doors) of the Premises, provided Tenant has not breached its covenants set forth in this Lease, (ii) provide janitorial service to the Premises consistent with such services provided to comparable first-class office parks in the Property Vicinity, (iii) procure and maintain regularly scheduled preventive maintenance/service contracts servicing the elevators, all hot water and heating and air conditioning systems and equipment ("HVAC") in the Premises and the fire detection and sprinkler system, and (iv) maintain the Park Common Areas in good order and repair. Notwithstanding the foregoing sentence, Landlord shall not be required to make any repair resulting from or relating to (u) any alteration or modification to the Premises or to mechanical equipment within the Premises performed by, for or because of Tenant or to special equipment or systems installed by, for or because of Tenant, (v) the installation, use or operation of Tenant's property, fixtures and equipment, (w) the moving of Tenant's property in or out of the Premises, (x) Tenant's use or occupancy of the Premises in violation of Section 9.1(a) of this Lease, (y) the negligent or willful acts or omissions of Tenant or Tenant's Affiliates, and (z) fire and other casualty or condemnation, except as provided by Article XIV of this Lease. To the extent any portion of the Premises to be maintained by Landlord pursuant to this Section 8.1 is damaged as a result of the negligent act or omission of Tenant or any of Tenant's Affiliates, or a breach by Tenant of its obligations under this Lease, then such repair shall be at Tenant's sole expense.

       (b) Landlord shall have no obligation to make repairs under this Section
8.1 until a reasonable time after receipt of written notice from Tenant or Landlord's actual notice of the need for such repairs, except in case of emergencies in which case Landlord shall immediately commence such repairs after receipt of actual notice of the need therefor. Tenant waives any right to repair the Premises at Landlord's expense under any applicable Laws now or hereafter in effect which might otherwise apply, except as set forth in Section 8.l(c) below.

       (c) If Landlord fails to perform any of Landlord's obligations under this
Section 8.1, and such failure materially interferes with Tenant's use of the Premises, such that the Premises or a substantial portion thereof are rendered inaccessible or unusable for the Permitted Use, it being understood that this
Section 8.1(c) is not intended to cover ordinary or routine maintenance, Tenant shall have the right, but not the obligation, to perform any of such covenants for the account of Landlord after giving Landlord (and its Mortgagee of which Tenant has received written notice) thirty (30) days' prior written notice of Tenant's intention to do so and provided that Landlord has not commenced and diligently pursued the same to completion within such thirty (30) day notice period and following the giving of an additional written notice to Landlord and its Mortgagee and the expiration of an additional cure period of five (5) days. If Tenant shall undertake such performance, Landlord shall reimburse Tenant for all costs and expenses reasonably incurred by Tenant in connection with such performance ("Self-Help Costs") within thirty (30) days after receipt of an invoice therefor from Tenant (together with any back-up documentation reasonably requested by Landlord), together with interest at Default Rate, until paid in full by Landlord. If there remains any amounts unpaid by Landlord to Tenant hereunder after interest has commenced to accrue for at least thirty (30) days and Landlord fails to reimburse Tenant within five (5) days after Tenant gives Landlord a second written notice and its Mortgagee of whom Tenant has been provided notice, then Tenant shall be entitled to offset the unreimbursed costs, together with interest as aforesaid, against fifteen percent (15%) of the monthly Base Rent due hereunder until Tenant has been reimbursed in full.

       8.2 Tenant's Maintenance Obligations. (a) Except for the portions of the Premises expressly required to be maintained by Landlord under Section 8.1 above and subject to the Limited Warranties and Third-Party Warranties, Tenant, at Tenant's sole cost and expense, shall maintain the Premises in good order, condition and repair. Notwithstanding any contrary provision of this Section 8.2, Tenant shall have no obligation to repair items damaged as a result of the negligent or willful acts or omissions of Landlord or Landlord's Affiliates.

       (b) Tenant's Right to Perform Building Services. It is hereby further acknowledged and agreed that Tenant may, during the Term hereof and upon at least thirty (30) days advance written notice to Landlord, and subject to the expiration or earlier termination by Landlord at Tenant's request where possible of any applicable

                 AGILENT TECHNOLOGIES LEASE/90 CENTRAL STREET, BOXBOROUGH; FINAL

                                      (16)
service agreements to which Landlord or the Premises are bound or to the payment by Tenant of any cancellation fees thereunder, elect to assume responsibility for or contract directly with an independent third party for all janitorial, building systems repair and maintenance by qualified employees according to manufacturers' specifications, or similar services which were originally provided by Landlord. Notwithstanding the foregoing, Tenant shall have no right to perform Park Services. If Tenant so elects, the associated Building Expenses shall be reduced accordingly; provided, however, that such services contracted for by Tenant shall at all times be consistent with the level and quality of services previously furnished by or on behalf of Landlord, and that Landlord reasonably approves such supplier of services in advance and in writing. In the event of Tenant's failure to meet the level and quality of services required hereunder (i.e. comparable to or better than the level and quality of services originally provided by Landlord), then Landlord shall have the right to resume furnishing such services in the event that Tenant fails to increase the level of services to such level required by Landlord hereunder within thirty (30) days after written notice from Landlord. In connection therewith, the parties hereto agree to execute a lease amendment in form and substance reasonably acceptable to both parties in order to effectuate the foregoing provisions.

                         ARTICLE IX- TENANT'S COVENANTS

     9.1 Tenant's Covenants. In addition to Tenant's other covenants hereunder, Tenant shall, at its expense:

          (a) use the Premises solely for the Permitted Use, and for no other purpose; procure and maintain and comply with all required licenses and permits; and not use the Premises in violation of any laws, ordinances, orders, rules or regulations of any public authority (collectively, "Laws") or of any insurer, Board of Fire Underwriters, or similar insurance rating bureau having jurisdiction over the Premises, including without limitation, the State Premises Code and the Americans With Disabilities Act of 1990, as amended, and any and all regulations promulgated thereunder (collectively, "Insurance Regulations"), or in a manner which may be injurious to or adversely affect the general character of the Premises or the Premises and not conduct any auction, bankruptcy or similar sale thereon, except Tenant's obligation to obtain required licenses and permits shall be waived to the extent Tenant's failure to do so is a result of a defect in Landlord's Work, provided Tenant shall promptly obtain any such permit or license following Landlord's cure of such defect in accordance with Section 8.1 hereof;

          (b) pay, as they become due, all taxes imposed upon or relating to Tenant's business and Tenant's personal property;

          (c) not act in any manner which prevents Landlord or Tenant from obtaining, or makes void or voidable, any insurance, or if the same creates extra premiums for or increases the rate of, insurance, Tenant will pay the increased cost upon demand;

          (d) comply with all applicable mandatory energy conservation controls and requirements imposed or instituted by federal, state or local governments or by the applicable utility provider including controls on the permitted range of temperature settings and requirements necessitating curtailment of the volume of energy consumption or the hours of operation;

          (e) not place a load upon the Premises floor which exceeds the weight of permissible live load per square foot of floor area (partitions shall be considered as part of the live load) without Landlord's prior consent, which shall not be unreasonably withheld, conditioned or delayed. Landlord reserves the right to prescribe the weight and position of all safes, files and heavy equipment which Tenant desires to place in the Premises so as properly to distribute the weight thereof. Tenant's business machines and mechanical equipment which cause vibration that may be transmitted to the Premises structure shall be so installed, maintained and used by Tenant, at Tenant's expense, so as to eliminate such vibration. Tenant shall pay the cost of all structural engineering required to determine structural load and all acoustical engineering required to address any vibration to the Premises stucture caused by Tenant;

                 AGILENT TECHNOLOGIES LEASE/90 CENTRAL STREET, BOXBOROUGH; FINAL

                                      (17)

          (f) notwithstanding any permitted use inserted in Article I, not use the Premises for any purpose which would violate the certificate of occupancy for the Premises, any conditional use permit or variance applicable to the Premises or violate any covenants, conditions or other restrictions applicable to the Park (including, without limitation, the Declaration), now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the Term or any part of the Term hereof, relating in any manner to the Premises or the Park and the occupation and use by Tenant thereof; and

          (g) cause any Transferee (defined below) to comply with all the terms and conditions of the Lease.

                       ARTICLE X-ASSIGNMENT AND SUBLETTING

     10.1 Assignment and Subletting

          (a) Tenant shall not assign, sublet, mortgage, license, transfer or encumber this Lease of the Premises in whole or in part whether by changes in the ownership or control of any entity which is Tenant, or any direct or indirect owner of Tenant, whether at one time or at intervals, by sale or transfer of stock, partnership or beneficial interests, operation of law or otherwise (each, a "Transfer"), and any purported Transfer shall be void and confer no rights upon any third person, provided that if there is a Transfer and a continuing Default, Landlord may collect rent from the transferee without either waiving the prohibition against Transfers, accepting the transferee, or releasing Tenant from full performance under this Lease, and Landlord shall have the right to terminate this Lease upon thirty (30) days' written notice within sixty (60) days after written notice from Tenant to Landlord of any Transfer, or within one (1) year after Landlord first learns of the Transfer if no notice is given.

          (b) Notwithstanding Section 10.1(a) above, Tenant may, without Landlord's consent, assign this Lease or sublet the entirety of the Premises, or any portion thereof, to any parent, subsidiary, affiliate, or entity into which Tenant has been merged or consolidated or which acquires all or substantially all of Tenant's assets (each, a "Tenant Entity", and each a "Permitted Transfer"), provided that (i) at the time of such Permitted Transfer, there is no Default under any of the terms and conditions of this Lease, (ii) notice of such transfer shall have been delivered to Landlord as soon as practicable but in any event within ten (10) days of the effective date of the Permitted Transfer, (iii) the Tenant Entity shall agree directly with Landlord, by written instrument in form reasonably satisfactory to Landlord, to be bound by all of the obligations of Tenant under this Lease, (iv) subject to the following sentence, the Tenant Entity has a tangible net worth computed in accordance with generally accepted accounting principles at least equal to $50,000,000, as evidenced by annual financial statements provided to Landlord by Tenant's independent certified public accountants, as determined utilizing generally accepted accounting principles, consistently applied, (v) Tenant shall remain fully and primarily liable hereunder, and (vi) no such assignment or sublet shall affect the Permitted Use. Notwithstanding the foregoing, it shall not be reasonable for Landlord to withhold consent to a proposed assignment or sublease if the Tenant Entity is an affiliate or subsidiary of Tenant which does not satisfy the net worth test set forth in (iv) above, if and only if, the Tenant Entity satisfies the other conditions set forth in this paragraph, is of sound financial condition, and is of a character and business reputation consistent with the character of the Premises as a first class building used for the Permitted Use.

          (c) In addition, and notwithstanding Section 10.1(a) above, with respect only to a proposed assignment or sublease to an entity other than a Tenant Entity, Landlord agrees not to unreasonably withhold, condition or delay its consent to same, provided that it shall be reasonable for Landlord to withhold its consent if (i) in the reasonable business judgement of Landlord, the proposed assignee or sublessee cannot satisfactorily demonstrate the ability to meet its financial obligations, including those set forth in the proposed assignment or sublease document; (ii) the proposed use would differ materially from the Permitted Use; (iii) the business reputation of the proposed sublessee/assignee is not reasonably satisfactory to Landlord; (iv) said sublessee/assignee will disproportionately utilize the Park Common Areas, or (v) the proposed assignee/sublessee is a tenant or subtenant of the Park and Landlord has comparable space available for lease to such subtenant or tenant in the Park.

          (d) In the event Tenant desires to enter into such an assignment or sublease to a party other than a Tenant Entity, Tenant shall notify Landlord in writing of Tenant's intent, the proposed effective date of such assignment or sublease, the terms and conditions of same (including all rent and other consideration to be paid by

                 AGILENT TECHNOLOGIES LEASE/90 CENTRAL STREET, BOXBOROUGH; FINAL

                                      (18)
the proposed transferee), and shall request Landlord's consent thereto. Upon Landlord's request, Tenant shall provide Landlord with additional reasonable information in connection with said assignment or sublease. Landlord shall respond to Tenant's request within thirty (30) days after receipt thereof.

    If Landlord consents in writing to such an assignment or sublet, such consent shall be deemed conditioned upon Tenant's compliance with the following provisions and the failure to so comply shall be deemed to give Landlord reasonable cause for withholding or withdrawing its consent:

          (i) At the time of such assignment or sublease, this Lease must be in full force and effect without any Default hereunder on the part of Tenant;

          (ii) The assignee or sublessee shall assume, by written recordable instrument, in form and content reasonably satisfactory to Landlord, the due performance of all Tenant's obligations under this Lease, including any accrued obligations at the time of the assignment or sublease;

          (iii) A copy of the assignment or sublease instrument and the original assumption agreement (both in form and content reasonably satisfactory to Landlord) fully executed and acknowledged by the transferee, together with a certified copy of a properly executed corporate resolution authorizing such assumption agreement, shall be received by Landlord within ten (10) days from the effective date of such assignment or sublease;

          (iv) Such assignment or sublease shall be upon and subject to all the provisions, terms, covenants and conditions of this Lease including, but without limitation, the Permitted Use and Tenant (and any transferees and guarantor(s) of this Lease) shall continue to be and remain primarily and unconditionally liable hereunder;

          (v) Unless Landlord terminates the Lease in accordance with Section 10.1(e) below, Tenant shall reimburse Landlord for Landlord's attorneys' fees for examination of and/or preparation of any documents in connection with such assignment or subletting up to $1,500 per request; and

          (vi) Tenant shall, within thirty (30) days of receipt thereof, pay to Landlord seventy-five (75%) percent of any rent, sum or other consideration to be paid or given in connection with such assignment or sublease, either initially or over time, in excess of the Base Rent and/or Additional Rent and/or other charges to be paid under this Lease ("Sublease Profits"), as if such amount were originally called for by the terms of this Lease as Additional Rent; provided Tenant may first deduct from the amount owed to Landlord all reasonable and customary expenses directly incurred by Tenant which are attributable to the Transfer, including, without limitation, reasonable legal fees and brokerage commissions paid by Tenant in connection with the assignment or sublease.

          (e) If Tenant requests Landlord's consent to a sublease of more than fifty percent (50%) of the Premises, or to assign this Lease to any entity other than to a Tenant Entity, as an alternative to Landlord's consent (but without being so obliged), Landlord, at its option, shall have the right within thirty
(30) days of Tenant's request for such consent, to give notice in writing to Tenant of its intention to terminate this Lease as to the space identified in Tenant's request for consent, effective as of the commencement date of the proposed Transfer, and Base Rent and Additional Rent shall be pro rated on a square footage basis and shall be reduced accordingly for the remainder of the Term. Notwithstanding the foregoing, if Landlord notifies Tenant that it intends to terminate the Lease, Tenant shall have the right, for a period of thirty (30) days following receipt of Landlord's notice of its intention to terminate, to withdraw its request for Landlord's consent and this Lease shall thereafter continue to remain in full force and effect without modification as originally called for in this Section 10.1(e).

          (f) Notwithstanding anything to the contrary contained herein, during the first two (2) Lease Years of the Term and provided Tenant has not previously Transferred more than twenty-five percent (25%) of floors one and two of the Premises, Landlord agrees not to unreasonably withhold, condition or delay its consent to any proposed sublease(s) of the balance of the Premises, provided, in Landlord's reasonable judgment, the business of each proposed subtenant and its use of the proposed subleased premises shall: (A) be consistent with the Permitted Use; (B) in Landlord's good faith judgement, be in keeping with the standards of the Park; and (C) not violate any "exclusive use" right or other similar restriction theretofore granted to or in favor of any other tenant or

                 AGILENT TECHNOLOGIES LEASE/90 CENTRAL STREET, BOXBOROUGH; FINAL

                                      (19)
occupant of the Park by Landlord or any affiliate of Landlord, and further provided that the Tenant will not have transferred, more than twenty-five percent (25%) of floors one and two of the Premises after the effective date of such proposed subleases. If Landlord consents to any sublease pursuant to this subsection (Q Tenant shall not be required to pay any Sublease Profits to Landlord during Lease Years one and two, and Landlord shall have no right to terminate the Lease pursuant to subsection (e) hereof in connection therewith. If the term, as may be extended, of any sublease approved under this Section 10.1(f) expires after the end of the second Lease Year, Landlord shall be entitled to Sublease Profits as set forth in Section lO.l(d)(vi) above with respect to such sublease from and after the end of the second Lease Year.

                            ARTICLE XI-ENVIRONMENTAL
                            ------------------------

     11.1 Environmental Covenants.
          -----------------------

          (a) Definition. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or including in the definition of "hazardous substances", "hazardous wastes", "infectious wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any federal, state or local laws, regulations or ordinances including, without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which arc subsequently found to have adverse effects on the environment or the health and safety of persons. The term "Hazardous Materials Laws" shall mean, without limitation, each and every law, rule, order, statute or regulation described above in this Section, together with (i) any amendments thereto or regulations promulgated thereunder, and (ii) any other laws pertaining to the protection of the environment or governing the use, release, storage, generation or disposal of Hazardous Materials, whether now or existing or hereafter enacted or promulgated.

     (b) General Prohibition. Tenant shall not cause (or permit Tenant's Affiliates to cause) any Hazardous Material to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of on, in, under or about the Premises, Premises, or Property. Notwithstanding the foregoing, Tenant may use modest amounts of cleaning solvents and other such products typically used in connection with Tenant's business operations, provided that, if usage of any such material exceeds one (1) gallon in any one instance, Tenant informs Landlord in writing of the type and amounts of any such Hazardous Materials, and may also use those substances and materials set forth on Exhibit J attached hereto, provided that any such use and storage shall at all times be in compliance with all applicable Hazardous Materials Laws. Landlord agrees that neither Landlord, nor its agents, employees or contractors, shall cause or permit any Hazardous Materials to be brought upon, kept, or used in or about the Park except in accordance with Hazardous Materials Laws. If Landlord receives notice from any governmental agency or entity having jurisdiction over the Premises, Property or Park, that there exists on the Premises, Property or Park any adverse condition in violation of any Hazardous Materials Laws, and such condition was caused by any act or omission of Landlord, its agents, contractors or employees, Landlord shall promptly take any and all steps necessary to remediate the same to the standard mandated by applicable governmental authority. Landlord shall use reasonable efforts to prevent other tenants from bringing, keeping or using Hazardous Materials in or about the Park.

          (c) Notice In the event that Hazardous Materials are discovered upon, in, or under the Premises, or Property, and any governmental agency or entity having jurisdiction over the, Premises or Property requires the removal of such Hazardous Materials, Tenant shall be responsible for removing those Hazardous Materials which it introduced to the Premises or Property, as the case may be, by Tenant or Tenant's Affiliates. Notwithstanding the foregoing, Tenant shall not take any remedial action without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to protect Landlord's interest with respect thereto. Promptly after Tenant's knowledge thereof, Tenant shall notify Landlord in writing of: (i) any spill, release, discharge or disposal of any Hazardous Material in, on or under the Premises, or any portion thereof, (ii) any notice, enforcement, clean-up, removal or other governmental or regulatory action instituted, contemplated, or threatened (if Tenant has notice thereof) pursuant to any Hazardous Materials Laws; (iii) any claim made or threatened by any person against Tenant or the Premises, Premises, or Property relating to Hazardous Materials; and

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(iv) any reports made to any governmental agency or entity arising out of or in connection with any Hazardous Materials in, on, under or about or removed from the Property, including any complaints, notices, warnings, reports or asserted violations in connection therewith.

          (d) Limited Liability. In no event shall Tenant be responsible for any Hazardous Material introduced by any one other than Tenant or Tenant's Affiliates.

          (e) Indemnification. (i) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages), expenses (including, without limitation, attorneys', consultants' and experts' fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from the generation, use, release, discharge, spill or disposal of Hazardous Materials by Tenant or Tenant's Affiliates in, on, under, or about the Premises, Property or Park.

          (ii) Landlord shall indemnify, defend and hold Tenant, its employees, officers, contractors and agents harmless from and against any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages), expenses (including, without limitation, attorneys', consultants' and experts' fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures, or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from, or related to, the treatment, storage, generation, use, release, discharge, spill or disposal of Hazardous Materials on or prior to the Commencement Date at, under or about the Premises, Property, or Park, or brought onto the Premises, Property or Park by Landlord, its agents, contractors or employees after the Commencement Date.

          (f) Survival. The respective rights and obligations of Landlord and Tenant under this Section 11.1 shall survive the expiration or earlier termination of this Lease.

                       ARTICLE XII - CONDITION OF PREMISES
                       -----------   ---------------------

     12.1 Improvements. Except for Tenant's Work (the process for approval of which is set forth in the Work Letter), Tenant may not make structural or exterior or non-structural improvements to the Premises ("Alterations") without Landlord's prior written consent. Landlord's consent with respect to structural or exterior Alterations may be given or withheld in Landlord's sole and absolute discretion; however, Landlord's consent to interior or non-structural Alterations (not excepted to the next succeeding paragraph) shall not be unreasonably withheld, conditioned or delayed. In addition, Landlord shall not unreasonably withhold, condition or delay its consent to any reasonable structural reinforcement of the roof of the Premises which Tenant proposes in connection with installation of equipment on the roof of the Premises. At the end of the Term, all Alterations shall remain as part of the Premises unless Landlord otherwise directs Tenant to remove any such Alteration. If requested in writing by Tenant at the time Tenant requests Landlord's consent, Landlord shall, as part of its consent, stipulate which Alterations, or portion thereof, if any, shall be removed at the end of the Term. Alternatively, at the time Tenant requests Landlord's consent to any Alteration, Tenant may also request in writing that it not be required to remove such Alteration at the end of the term. If Landlord consents in writing to such request, then Tenant shall not be required to remove such Alteration at the end of the Term.

          Notwithstanding the foregoing, Tenant, without Landlord's consent, may make Alterations to the interior of the Premises which (i) are not structural,
(ii) do not adversely affect the electrical, plumbing or mechanical systems of the Premises, (iii) do not decrease the value of the Premises, (iv) are less than $175,000 in any one instance (exclusive of the cost of wiring, including, telephone and data cabling and furniture installation and reconfiguration), (v) are otherwise in conformance with all applicable building, zoning and other codes or regulations affecting or applying to the Premises, and (vi) the aggregate cost of which does not exceed $350,000 in

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any consecutive twelve month period; provided, however, Tenant must give twenty
(20) days prior written notice to Landlord before making any such improvements.

               All work to be performed by or for Tenant pursuant hereto shall be performed diligently and in a first-class, workmanlike manner, and in compliance with all applicable laws, ordinances, regulations and rules of any public authority having jurisdiction over the Premises and/or Tenant and Landlord's insurance carriers. Landlord shall have the right, but not the obligation, to inspect periodically the work on the Premises with reasonable prior notice to Tenant.

          12.2 Fixtures: Yield-Up. Except as Landlord directs in writing, Tenant shall, at the expiration or sooner termination of the Lease, remove its personal property, signs and trade fixtures, and peaceably yield-up the Premises, broom-clean and in good order, repair, and condition, normal wear and tear, damage by fire or casualty or condemnation or damage caused by Landlord, its agents, contractors or employees excepted, with all repairs, including painting and patching to the Premises required by such removal, having been made and all utility lines left exposed or unconnected having been capped. Any computer and telecommunications wiring or cabling affixed, embedded or installed in or behind any walls, columns, shafts, floors or ceilings of the Premises (collectively, "Cabling") and any supplemental HVAC or other equipment (including so-called "Liebert" type units) (collectively "HVAC Units") installed or affixed to the Premises or the Property shall be considered fixtures hereunder and shall not be removed or disturbed by Tenant, provided, however, if Tenant leaves Cabling in a non-functional condition at the end of the Term, Landlord may remove such Cabling at Tenant's expense, and further provided that Landlord, at the time Tenant notifies Landlord that it intends to install any HVAC Units, may require Tenant to remove such HVAC Units upon expiration or earlier termination of this Lease. If Tenant fails to remove its property or to make the repairs by five (5) days after the end of the Term, Landlord may remove and store Tenant's property in a public warehouse at Tenant's expense or sell same at public auction, and make the Repairs, and Tenant shall promptly reimburse Landlord for its costs.

          12.3 Mechanic's Liens. Tenant shall, within ten (10) days of notice thereof, immediately discharge any mechanic's, materialmen's or other lien, by bonding or otherwise, against the Premises, the Property and/or Landlord's, interest therein arising out of any payment due, or purported to be due, for any labor, services, materials, supplies, or equipment alleged to have been furnished to or for Tenant.

                             ARTICLE XIII- INSURANCE
                             -----------------------

          13.1 Insurance
               ---------

          (a) Tenant's Insurance. Tenant shall maintain, at its sole expense, the following policies of insurance:

               (i) Commercial General Liability Insurance. Liability insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, the Property or the Park, including the performance by Tenant of the indemnities set forth herein, with a combined single limit of not less than $3,000,000.00 (or such higher limits as or may be reasonably required by Landlord based upon inflation, increased liability awards, or requirements of any Mortgagee or professional insurance advisors, provided Landlord shall not require higher limits any more often than once every five (5) years.

               (ii) Property Insurance. 100% replacement cost "special form, all-risk" property insurance covering the Tenant's personal property, and all other improvements, which insurance shall contain a sprinkler leakage endorsement.

               (iii) Boiler and Machinery Insurance. If Tenant shall receive Landlord's prior written consent to operate an the Premises a boiler or other pressured vessels, Tenant shall, as a pre-condition to installing the same, place and maintain Boiler Insurance with limits of liability in an amount not less than $250,000 per occurrence or as needed, and provide coverage for the full replacement value thereof.

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                (iv)   Worker's Compensation/Employer's Liability Insurance.
Worker's Compensation Insurance or similar statutory coverage containing statutorily prescribed limits and Employer's Liability with limits of one (1) million dollars.

                (v) Automobile Liability Insurance. Tenant shall, at Tenant's expense, obtain and keep in force at all times a policy of comprehensive automobile liability insurance having a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence and insuring Tenant against liability for claims arising out of the ownership, maintenance, or use of any owned, hired or non-owned automobiles.

          If (i) any insurance policy carried by Landlord with respect to the Property or the Park shall be canceled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way by reason of the use or occupation of the Premises or any part thereof by Tenant, and (ii) Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation or reduction of coverage within twenty (20) days after notice thereof, such failure shall be deemed a default under this Lease, and Landlord may exercise its option to either terminate this Lease or to enter upon the Premises and attempt to remedy such condition, in which event Tenant shall pay immediately to Landlord the costs associated with such termination or entry and attempt to remedy as Additional Rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located in the Premises as a result of such an entry.

          (b) Builder's Risk Insurance. During the period of construction of the Landlord's Work, as described in the Work Letter, Landlord shall maintain builder's all-risk replacement cost insurance on a non-reporting completed value basis, naming as insureds Landlord and Tenant as their interests may appear. Such policy shall have a deductible no greater than $25,000. Prior to commencement of Landlord's Work, Landlord shall deliver to Tenant a certificate of the foregoing insurance.

          (c) Landlord's Insurance. Landlord shall procure and continue in force during the Term, as the same may be extended hereunder, (A) "special form, all risk" property insurance, including vandalism, sprinkler leakage and malicious mischief, upon the Premises on a full replacement cost basis, agreed cost value endorsement with agreed values for the Premises, as determined annually by Landlord's insurer, with a reasonable deductible (B) rental interruption insurance for twelve (12) months or the maximum amounts permitted, and (C) liability insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Landlord's operation of the Park, including the performance of Landlord of the indemnities set forth herein in such amount as may be required by Landlord's lender. Copies of certificates of insurance evidencing the foregoing shall be furnished to Tenant, upon Tenant's reasonable request. All insurance required of Landlord pursuant to this Section shall be effected under policies issued by insurers or recognized responsibility and the coverages required by this Section 13.1(c) may be provided by a single blanket "package policy." Landlord represents and warrants that the Permitted Use will not create extra premiums or make void any of the foregoing coverages carried by Landlord.

          (d) Self-Insurance. Anything to the contrary contained herein notwithstanding, with regard to the insurance required to be maintained by Tenant hereunder, the original Tenant named in Article I hereof may elect at any time during the Term or the Extension Period not to carry such insurance and to "self-insure" against such risks provided that (i) Tenant has in effect a commercially reasonable program of self insurance against such risks; (ii) Tenant has and maintains at all times a tangible net worth of at least $300,000,000, ("Approved Net Worth"); (iii) the loss or failure to carry such insurance shall not violate any laws, state code, act, ordinance, judgment, decree, rule, regulation, permit, license, authorization or other governmental requirement; (iv) in the event Tenant ceases to self-insure and subsequently desires to re-commence its self-insurance pursuant to this subsection, Tenant shall notify Landlord in writing at least thirty (30) days prior to re-commencing such self insurance; (v) if Tenant is not a publicly-traded company on each anniversary of the Commencement Date during which Tenant is self-insuring, Tenant provides Landlord with such documents as may be reasonably necessary to establish that Tenant's tangible net worth is equal to or greater than the Approved Net Worth, and (vi) if at any time Tenant's net worth shall be less than the Approved Net Worth, Tenant promptly shall obtain the third-party insurance required pursuant to Sections 13.1(a) and 13.2 hereof. Tenant hereby releases Landlord and Landlord's Mortgagees, and agrees to indemnify, defend and hold harmless Landlord and Landlord's Mortgagees, from and against all liability resulting from or in any manner relating to Tenant self-insuring. If Tenant elects to self-insure in whole or in part, Landlord and Landlord's Mortgagees shall be entitled to the same benefits it would have enjoyed had insurance otherwise required

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to be carried by Tenant hereunder covering such loss in full been in effect, as if a waiver of subrogation/waiver of right of recovery clause otherwise required to be carried by Tenant hereunder had been in effect and as if Landlord and Landlord's Mortgagees had been named on insurance otherwise required to be carried by Tenant hereunder covering the loss in full each as an additional insured for the purpose of preventing any subrogation claim.

          13.2 Tenant's Risk. Except as modified by statute, all Tenant's merchandise, furniture, fixtures and property which may be on or about the Premises or Property shall be at the sole risk and hazard of Tenant.

          13.3 General Requirements. All insurance policies required to be procured by Tenant or Landlord hereunder shall be with companies whose policies are valid in Massachusetts. Liability policies required to be procured by Tenant shall name Landlord, any and all Mortgagee(s), Landlord's agent, Landlord's property manager, and any other party reasonably designated by Landlord, additional insureds. In addition, all liability insurance obtained by Tenant shall be (a) primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is not excess and is non-contributing with any insurance of Tenant; (b) contain cross liability endorsements or a non-severability of interest clause; (c) be written on an occurrence basis; and
(d) specifically cover the liability assumed by Tenant under this Lease including, but not limited to, Tenant's obligations under Section 13.4. Tenant shall deliver a copy of the certificates of all insurance to Landlord prior to entry on the Premises, and upon Landlord's request copies of new certificates not later than thirty (30) days prior to the expiration of each policy. Each policy shall provide (and the certificate shall evidence) that it will not expire, or be canceled or modified without thirty (30) days' prior written notice.

          13.4 Indemnity. Subject to the provisions of Section 13.6, Tenant shall defend and save Landlord harmless and its partners, officers, directors, shareholder, members, employees, Mortgagees and agents, and each of their successors and assigns (collectively, the "Landlord Indemnified Parties"), and shall indemnify the Landlord Indemnified Parties from all claims, actions, proceedings, costs, liabilities, penalties and expenses (collectively, "Claims") arising in connection with death, injury and/or tangible property damage, or any other loss (a) suffered in, on, about, or otherwise related to the Premises which Tenant acknowledges are, subject to the terms of the Lease, under Tenant's exclusive or substantial control, charge, custody and possession, except to the extent caused by the negligence or willful misconduct of Landlord, (b) related to Tenant's use and occupancy of the Premises or the Park (or that of Tenant's Affiliates), or (c) anywhere if caused wholly or in part by any act or omission of Tenant or Tenant's Affiliates. If Landlord is threatened with or made a party to any litigation commenced by or against Tenant or any of the above parties, or with respect to any matter described above, Tenant shall indemnify and defend the Landlord Indemnified Parties with counsel reasonably acceptable to the Landlord Indemnified Parties. All of the foregoing shall be limited to the extent required by Law. The obligations of Tenant under this Section 13.4 shall survive the termination of this Lease with respect to any claims or liability arising prior to such termination.

          Subject to the provisions of Section 13.6, Landlord shall defend and save Tenant and its partners, members, directors, officers, employees, shareholders, lenders and agents and each of their successors and assigns (the "Tenant Indemnified Parties") harmless, and shall indemnify the Tenant Indemnified Parties from all Claims arising in connection with death, injury and/or tangible property damage, or any other loss suffered outside of the Premises which is caused wholly or in part by the negligence or willful misconduct of Landlord or the Landlord Indemnified Parties, or their agents, employees, contractors or invitees. If Tenant is threatened with or made a party to any litigation commenced by or against Landlord, Landlord shall indemnify and defend the Tenant Indemnified Parties Tenant with counsel reasonably acceptable to the Tenant Indemnified Parties. All of the foregoing shall be limited to the extent required by Law. The obligations of Landlord under this Section 13.4 shall survive the termination of this Lease with respect to any claims or liability arising prior to such termination.

          13.5 Exemption of Landlord from Liability. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property including, but not limited to, Tenant's fixtures, equipment, furniture and alterations, or injury to persons in, upon or about the Premises or the Park arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except to the extent any personal injury results from the negligence or willful misconduct of Landlord or the Landlord Indemnified Parties, or (ii) breaches of the Limited Warranties set forth in Section 3.4 above timely asserted by Tenant. Notwithstanding any provisions of this Lease to the contrary, Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom under any circumstances.

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          13.6.   Mutual Releases and Waivers of Subrogation. Landlord and
Tenant release each other and the Tenant Indemnified Parties and the Landlord Indemnified Parties, respectively, from liability or responsibility for any loss or damage to their respective property to the extent of actual net property insurance proceeds received (or to the extent said loss would have been covered if the party had complied with the provisions of this Lease). This release shall apply to the parties and anyone claiming through or under the parties by way of subrogation or otherwise, even if the occurrence was caused by the fault or negligence of a party or anyone for whom a party is responsible. Landlord and Tenant each agree that, to the extent it is required to maintain insurance policies hereunder, its policies will include such a provision if available and if necessary without extra cost, or if the other party pays the extra cost, and each promptly shall notify the other of any extra cost.

                     ARTICLE XIV-CASUALTY AND EMINENT DOMAIN

          14.1. Damage. If the Premises become untenantable in whole or part because of fire or other casualty covered by insurance required under the Lease ("Casualty"), or as the result of a taking of, or damage to, the Premises (or any building thereon) in connection with the exercise of any power of eminent domain, condemnation, or purchase under threat or in lieu thereof ("Taking"), then Landlord or Landlord's engineer shall provide written notice to Tenant of its reasonable estimate of the time reasonably required to substantially complete the necessary repairs or restoration ("Landlord's Repair Notice"). Unless the Lease is terminated in accordance with Section 14.2, Landlord, with reasonable dispatch (but subject to delays for adjustment of insurance proceeds or taking awards, as the case may be, and causes beyond Landlord's reasonable control, shall repair the damage in the event of a Casualty (or in the event of a partial Taking which affects the Premises, restore the remainder of the Premises not so taken to substantially the same condition as is reasonably feasible) within one (1) year with respect to substantial reconstruction of at least 50% of the Premises, or, within 120 days in the case of restoration of less than 50% of the Premises from the date of said Casualty or Taking so that the Premises are in substantially the same condition as following completion of Tenant's Work as set forth in Section 3.5, all subject to rights of Mortgagees, zoning laws, and building codes then in existence, and provided Landlord shall not be required to expend more than the net insurance proceeds Landlord receives for damage to the Premises or the net Taking award attributable to the Premises. Notwithstanding the cause for any delay, Landlord shall complete restoration within the same time periods set forth above of the Casualty or Taking. If the Premises are untenantable in whole or in part as a result of Casualty or Taking, the rent payable hereunder during the period in which they are untenantable shall be reduced or abated to such extent as may be fair and reasonable under all of the circumstances. "Net" means the insurance proceeds or Taking award actually paid to Landlord (and not paid over to a Mortgagee) or Taking award less all costs and expenses, including adjusters and attorney's fees, of obtaining the same. Tenant also shall be required to pay to Landlord any deductible maintained under the property insurance policy specified in Section 13.1(c) above (but only to the extent not already accounted for in Building Expense Rent). Tenant shall give written notice to Landlord of any damage to the Premises at the time Tenant has notice thereof.

          Subject to the provisions of Section 13.6 hereof, if the Premises are wholly or partially damaged or destroyed as a result of the willful misconduct of Tenant or any of Tenant's Affiliates, and Landlord elects to undertake to repair or restore all such damage or destruction, such repair and restoration shall be at Tenant's sole cost and expense, and this Lease shall continue in full force and effect without any abatement or reduction in Base Rent or other payments owed by Tenant; provided, however, that Tenant shall be relieved of its obligation pursuant to this Section 14.1 to the extent that insurance proceeds are collected by Landlord pursuant to insurance policies carried by Landlord, in which case Tenant shall be responsible for the payment of the deductible and that portion not covered by insurance.

          Under no circumstances shall Landlord be required to repair any damage to, or make any repairs to or replacements of, Tenant's personal property.

          14.2    Termination Rights.

                  (a) If the cost to repair the Premises in the event of a Casualty or Taking exceeds $1,000,000 and the same is not covered by insurance maintained or required to be maintained by Landlord hereunder, or if so much of the Premises is damaged that, in the reasonable judgment of Landlord or Landlord's Mortgagee, it cannot

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

be rebuilt to a profitable condition within a reasonable period of time, then Landlord may terminate the Lease by written notice to Tenant.

                 (b) If Landlord's Repair Notice estimates restoration of the Premises will exceed the time frames set forth in Section 14.1 above, or Landlord is required but fails to complete restoration of the Premises within the time frames set forth in Section 14.1 above, then Tenant may terminate the Lease upon thirty (30) days' written notice to Landlord.

                 (c) In the case of any Casualty occurring during the last two Lease Years of the Term (i) if such Casualty or Taking to the Premises results in more than five percent (5%) of the floor area of the Premises being unsuitable for the Permitted Use or (ii) the damage to the Premises costs more than $100,000.00 to repair, and the same is not covered by insurance maintained or required to be maintained by Landlord hereunder, then either Landlord or Tenant shall have the option to terminate this Lease, provided that Tenant may vitiate Landlord's termination in the event of a Casualty by exercising the Extension Option in accordance with Section 4.3 of this Lease.

                 (d) If any portion of the Premises or the parking areas or the means of access thereto are taken and the same materially and adversely affects Tenant's operations in the Premises, then Tenant may terminate the Lease upon thirty (30) days' written notice to Landlord.

                 (e) If a portion of the Park is taken which adversely affects Landlord's operation of the Park, then Landlord may terminate the Lease upon thirty (30) days' written notice to Tenant.

          14.3 Abatement. If a portion of the Premises is Taken, and this Lease is not terminated, the Base Rent, and Tenant's Pro-Rata Share shall be reduced proportionately based on the area of the Premises Taken until the earlier of when Landlord's repairs to the Premises are completed or Tenant begins using the damaged area. With respect to a Casualty, however, Base Rent shall equitably abate, but only to the extent that the amount thereof is compensated for and recoverable from the proceeds of rental loss insurance maintained by Landlord. Base Rent shall not, in any event, be reduced or abated by reason of any portion of the Premises being unusable or inaccessible for a period of three (3) business days or less.

          14.4 Taking for Temporary Use. If the Premises are Taken for temporary use (i.e., not in excess of ninety (90) days), this Lease and Tenant's obligations, including the payment of Base Rent, shall continue, except to the extent the Taking renders the Premises or any portion thereof untenantable in which case Base Rent shall abate during the period of untenantability, and Tenant shall be entitled to the entire temporary taking award.

          14.5 Disposition of Awards. Except for any separate award for Tenant's movable trade fixtures, relocation expenses, and unamortized leasehold improvements) (provided that the same may not reduce Landlord's award), and any award for a temporary taking, all Taking awards to Landlord or Tenant shall be Landlord's property without Tenant's participation. Tenant may pursue its own claim against the condemning authority.

                        ARTICLE XV-DEFAULTS AND REMEDIES
                        --------------------------------

          15.1 Tenant's Default. The following conditions shall be considered a "Default" by Tenant:

                 (a) failure to pay Base Rent, Additional Rent, or any other charge within ten (10) days after written notice from Landlord provided that Tenant shall be entitled to only two (2) such notices from Landlord per Lease Year, and any subsequent payment default which occurs within said Lease Year shall be deemed to be a Default if not paid when due;

                 (b) Tenant's leasehold estate is taken by execution or other process of law; or Tenant is liquidated, dissolved, commits an act of bankruptcy, is declared bankrupt or insolvent according to law or admits in writing its inability to pay debts generally as they become due, or an assignment of Tenant's property is made for the benefit of creditors or a receiver, guardian, conservator, trustee or assignee, or any other similar officer or person is appointed to take charge of any part of Tenant's property; or any reorganization or similar proceedings are

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commenced by or against Tenant under any bankruptcy or insolvency law and not dismissed within 60 days from its commencement; or any court enters an order providing for the modification of rights of Tenant's creditors;

                 (c) abandonment of the Premises for any period of time, or closing for business for an aggregate period during the Term exceeding 60 days (except for Casualties and unavoidable uninsured casualties), unless Tenant is actively and continuously marketing all or a portion of the Premises after such 60-day period;

                 (d)   a Transfer in violation of this Lease; or

                 (e) failure to perform or observe any other Lease terms or covenants for a period of thirty (30) days after written notice, or if same shall reasonably take longer than thirty (30) days, if Tenant fails to commence same promptly and to complete same with due diligence and in any event within sixty (60) days from the date of notice thereof.

                 If Tenant Defaults, Landlord may using appropriate legal process at any time either (i) terminate this Lease by written notice effective on the date of the notice or on any date specified in the notice, or (ii) without demand or notice, re-enter, take possession and repossess the Premises and, with a court order and at Tenant's risk, expel Tenant and those claiming under Tenant and remove, store and sell their effects at public action, all without prejudice to any remedies for arrearages or preceding Defaults. The net proceeds of any sale shall be applied to sums due to Landlord from Tenant and the balance paid to Tenant. Tenant waives all statutory rights (including rights of redemption) to the extent such rights may be lawfully waived. With or without terminating this Lease, Landlord may re-let all or any part of the Premises from time to time for periods, at such rental, and upon the terms and conditions as Landlord deems advisable, and may make Improvements and Repairs to the Premises. No re-entry or taking of possession by Landlord shall terminate this Lease unless Landlord gives a written notice of such intention to Tenant, nor shall Landlord's right to re-let constitute an obligation to re-let or to mitigate damages, provided that notwithstanding the foregoing, Landlord agrees to list the Premises with a broker.

          15.2 Damages. Tenant's liability and obligations under this Lease shall survive termination or repossession, and Tenant shall pay as current damages the Base Rent, Additional Rent and other sums up to what would have been the end of the Term in the absence of the termination or repossession, with a credit for the net proceeds, if any, Landlord receives from any reletting of the Premises, after deducting all of Landlord's expenses in connection with the reletting including, without limitation, reasonable attorney's fees, brokerage commissions related to finding a new occupant, the costs to repair the Premises, and the cost to prepare the Premises for reletting, which shall include tenant improvements up to but not to exceed $15.00 per rentable square foot (applicable to the area actually re-let including any partial reletting). Tenant shall pay the current damages to Landlord on the days Base Rent would have been payable if not for the termination or repossession.

                 Alternatively, at Landlord's election, after any termination or repossession, Tenant shall pay to Landlord, at Landlord's option and on demand, liquidated final damages in lieu of all current damages beyond the date final damages are paid. The final damages shall be the amount by which (i) the Base Rent, Additional Rent and other charges which would be payable from the date to which Tenant paid current damages through what would have been the unexpired Term exceeds (ii) the then market rental value of the Premises for the same period, discounted to present value. If any law validly limits the amount of final liquidated damages to less than described above, Landlord shall be entitled to the maximum amount legally allowed. Landlord shall use commercially reasonable efforts to mitigate its damages.

                 Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be provided, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

          15.3 Landlord's Self-Help. If Tenant Defaults, Landlord may, at its option, without waiving its right to terminate this Lease or its claim for damages, cure the Default, and Tenant shall reimburse Landlord for any amount paid or contractual liability incurred by Landlord in doing so; provided Landlord may immediately cure any default

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or failure by Tenant to perform any Lease obligation if the cure or performance is reasonably necessary to protect the Premises or Landlord's interests, or to prevent immediate injury or damage to persons or property.

          15.4 Landlord's Default. Landlord shall not be deemed to be in default hereunder unless its default continues for thirty (30) days, (or such additional time as is reasonably required to correct its default provided Landlord promptly commences the cure of and diligently prosecutes the completion of same), after Tenant has given written notice to Landlord specifying the nature of the alleged default.

                           ARTICLE XVI - SUBORDINATION

          16.1 Subordination. Tenant's rights and interests under this Lease shall be (i) subject and subordinate to any existing or future mortgages, deeds of trust, overlease, or similar instruments covering the Premises and to all advances, modifications, renewals, replacements, and extensions thereof ("Mortgages"), or (ii) if any Mortgagee elects, prior to the lien of any present or future Mortgage. After receiving notice from any Mortgagee or ground lessor, which notice states that Landlord is in default under such instrument, Tenant shall attorn to and recognize such Mortgagee or ground lessor as a successor landlord, as if the successor landlord were the originally named Landlord, and no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to all Mortgagee(s) or ground lessor (provided Tenant shall have been furnished with the name and address of such Mortgagee or ground lessor), and the curing of any of Landlord's defaults by such Mortgagee or ground lessor shall be treated as performance by Landlord. All Mortgagees shall have the same opportunity and rights as are available to Landlord to cure a Landlord default, which cure period shall run concurrently with Landlord's cure period specified hereunder.

          Notwithstanding the foregoing, if the Premises are, as of the date hereof, subject to any Mortgage, Landlord shall deliver to Tenant the subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit H executed by the current Mortgagee. Notwithstanding anything to the contrary herein contained, with respect to future Mortgages, Tenant's subordination and attornment obligations hereunder are conditioned upon receipt by Tenant of such future Mortgagee's standard form of subordination, non-disturbance and attornment agreement, with such customary changes as Tenant and such Mortgagee mutually agree upon, Tenant hereby agreeing to negotiate such changes in good faith and without undue delay

                     ARTICLE XVII- MISCELLANEOUS PROVISIONS

          17.1 Parties Bound. Except as otherwise provided, the agreements and conditions to be performed and observed by Landlord or Tenant hereunder shall bind and inure to the heirs, legal representatives, successors and assigns of each, provided no reference to Tenant's successors and assigns will, alone, constitute a consent to a Transfer by Tenant. If Tenant consists of more than one person or entity, or if there is a guarantor, then all such persons, entities and guarantors shall be jointly and severally liable and the word "Tenant," as used in this Lease, including Article IX, includes such person, entities, and guarantors. The word "Landlord" means only the owner, or the lessee if this Lease becomes subject to an overlease, or the mortgagee in possession of the Premises such that, all prior landlords, including Landlord, shall be relieved of all Landlord covenants and obligations accruing after a transfer. If the entity which holds Landlord's interest in this Lease is a trust, then the Landlord obligations shall be binding upon the trustees of said trust, as trustees and not individually, and not upon the trust estate.

          17.2   Landlord's Liabilities and Additional Rights.

                 (a) Landlord shall have no obligation or liability with respect to or in any way connected with the Premises, the Property, or services to be provided from same, except to the extent specifically set forth in this Lease. The obligations of Landlord set forth in this Lease do not constitute personal obligations of the Landlord, or trustees, partners, directors, officers, or shareholders of Landlord, and Tenant shall not seek recourse against the personal assets of Landlord, or the members, trustees, individual, partners, directors, officers, or shareholders of Landlord for satisfaction of any liability in respect to this Lease. Landlord shall not be deemed to have committed a breach of any repair obligations of Landlord hereunder unless it makes repairs negligently or fails to commence repairs within the times provided in this Lease or, if no time is provided, within a reasonable time after

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Landlord receives notice from Tenant, and Landlord's liability in any case shall be limited to the cost of making the required repairs.'

           (b) Landlord shall not be liable for indirect or consequential damages for any reason whatsoever. Landlord shall not be liable for any inconvenience, interruption or consequences resulting from the failure of utilities or any service, making repairs, improvements or resulting from leaks of steam, gas, electricity, water, or any other substance from pipes, wires or other conduits, or from the bursting or stoppage thereof, or from leaks of water, snow, or rain unless due to the gross negligence or willful misconduct of Landlord, its agents, contractors or employees; provided, however, Landlord shall in no event be liable for indirect or consequential damages.

           (c) Tenant agrees for itself and each succeeding holder of Tenant's interest, or any portion thereof, that any judgment, decree or award obtained against Landlord, or any succeeding owner of Landlord's interest, which is related to this Lease or the Property, whether at law or in equity, shall be satisfied out of Landlord's equity in the Property and the rents, profits and proceeds thereof, and further agrees to look only to such assets and to no other assets of Landlord for satisfaction.

           (d) Landlord reserves the right at any time or times during the Term and without charge, abatement or reduction in rent (i) to examine and to show the Premises at reasonable times, provided Landlord shall give Tenant reasonable advance notice and shall use reasonable efforts to minimize interference with Tenant's operations; (ii) to put up "For Sale" or "For Rent" signs on the Property, but not on the exterior of the Premises, Premises or Property, during the last six months of the Lease term; (iii) to show the Premises at reasonable times and after reasonable advance notice from Landlord during the last six (6) months of the Initial Term or any extension thereof;
(iv) to perform such work as may be required by this Lease, any public authority, or to facilitate making repairs or improvements to the Premises, the Property or any portion thereof, provided that unless any such work is of an emergency nature, Landlord shall give Tenant reasonable advance notice and in making any entry permitted hereunder, shall use reasonable efforts to minimize interference with Tenant's operations; and (v) to enter upon, giving Tenant reasonable advance notice, and use portions of, the Premises for the foregoing purposes.

           (e) Landlord shall have no liability to Tenant for inconvenience, annoyance, or injury to business resulting from Landlord's repairs or improvements made hereunder or the exercise of any rights reserved to Landlord hereunder, and Tenant hereby waives all rights of abatement or claims of constructive eviction.

     17.3 Holding Over. If Tenant or anyone claiming under it holds over after the end of the Term, the party shall, prior to Landlord's acceptance of rent, be a Tenant at sufferance, and, after Landlord's acceptance of rent, be a Tenant at will subject to the provisions of this Lease insofar as the same may be made applicable to a tenancy at will; provided that whether or not Landlord has accepted rent, (i) Tenant shall pay (A) during the first three (3) months of any such hold over, Base Rent at 150% of the highest rate of Base Rent payable during the Term, and (B), during any subsequent period of hold over, 200% of the highest rate of Base Rent payable during the Term, and (ii) Tenant shall be liable for all damages incurred by Landlord as a result of the holding over; provided that if Landlord notifies Tenant in writing that it has entered into negotiations for a lease for the Premises (or a portion thereof), which such notice shall specify a period of not less than thirty (30) days after which consequential damages shall commence to accrue if such holdover continues by Tenant, then Tenant shall also be liable for all damages, including consequential damages, suffered by Landlord to the extent caused directly by Tenant's holding over.

     17.4 Quiet Enioyment. Provided Tenant timely pays all rent and performs and observes the terms, conditions and covenants of the Lease, Tenant may peaceably and quietly have, hold and enjoy the Premises as provided in the Lease, without hindrance or molestation from Landlord or anyone claiming legally under Landlord, subject to the terms of this Lease.

     17.5 Brokerage. Tenant warrants and represents to Landlord, and Landlord warrants and represents to Tenant, that each has dealt with no broker in connection with this Lease except the Broker (if any). Each of Landlord and Tenant agree to defend and indemnify the other against any brokerage claims related to this Lease

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other than by the Broker. Landlord shall pay the Broker's commission in accordance with a brokerage agreement by and between Landlord and Broker.

     17.6 Certificates. Within twenty (20) days after Landlord's request, Tenant shall deliver to Landlord or to any prospective Mortgagee or purchaser
(a) an estoppel certificate in the form attached hereto as Exhibit K, and (b) if Tenant is not a publicly traded company, subject to execution of a confidentiality agreement which is reasonably acceptable to both parties hereto, such financial statements as Landlord reasonably requires (no more than once per Lease Year) to verify the net worth of Tenant or any Transferee, and Tenant represents and warrants that each such financial statement shall be true and accurate as of the date thereof.

     17.7 Notices. Any notice, consent, or other communication relating to this Lease shall be given in writing and by hand, by registered or certified mail or overnight express mail such as "Federal Express", postage or charges prepaid, to the other party's Notice Address or for Tenant to the Premises, to such other address or addresses as may be designated by the party by notice, and if to a Mortgagee, to such address as the Mortgagee shall designate in writing and shall be deemed given upon receipt or refusal of receipt.

     17.8 No Waiver. The failure of Landlord or Tenant to complain of any act or omission by the other shall not be deemed a waiver of any rights provided under this Lease. Landlord's or Tenant's waiver, express or implied, of any breach of this Lease shall not be deemed a waiver of a breach of any other provision or a consent to any subsequent breach of the same or any other provision. Landlord's consent to or approval to any action on one occasion shall not be deemed a consent to or approval of any other action or to such action on any subsequent occasion. Tenant's payment or Landlord's acceptance of a lesser amount than is due from Tenant to Landlord shall not be deemed anything but payment on account and Landlord's acceptance of a check for a lesser amount with an endorsement or statement thereon or upon a letter accompanying the check that the lesser amount is payment in full shall not be deemed an accord and satisfaction, and Landlord may accept the check without prejudice to recover the balance due or pursue any other remedy. The delivery of keys to any employee of Landlord or to Landlord's Affiliate shall not operate as a termination of this Lease or surrender of the Premises. All of Landlord's rights and remedies under this Lease or by operation of law, either at law or in equity, for any breach shall be distinct, separate, cumulative and non-exclusive and shall not be deemed inconsistent with each other.

     17.09 Force Majeure. With the exception of the payment of money, if any party's performance of any act is delayed, or prevented because of strikes, lockouts, power failures, restrictive Laws, riots, insurrection, war, or other causes beyond such party's reasonable control, then said performance shall be excused for the period of the delay and any time period shall be extended for an equivalent period.

     17.10 Recording. Tenant shall not record this Lease, but on the request of either party hereto, both parties hereto shall execute and deliver a notice of this Lease in form appropriate for recording or registration.

     17.11 Waiver of Jury Trial. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER, OR IN RESPECT OF ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE.

     17.12 Paragraph Headings. All paragraph headings are for convenience and reference only, and shall not be held to explain, modify, amplify or aid in the construction, interpretation or meaning of the provisions of this Lease.

     17.13 Governing Law. This Lease shall be governed by the laws of the Commonwealth of Massachusetts.

     17.14 Separability; Construction and Interpretation. If any Lease term or provision or the application thereof to any person or circumstance is invalid or unenforceable, the remainder of this Lease, or the application of the term or provision to other persons or circumstances shall not be affected, and the Lease shall be valid and be enforced to the fullest extent permitted by law. If any Lease provision is capable of two constructions, then the provision shall have the meaning which renders it valid.

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     17.15.  When Lease Becomes Binding; Entire Agreement. Landlord's Affiliates
have no authority to make or agree to make a lease or any other agreement or undertaking, and the submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery by both Landlord and Tenant. All negotiations, considerations, representations, and understandings between Landlord and Tenant are incorporated herein, and no oral statements or prior or contemporaneous written matter, whether by the parties or otherwise, which is not specifically incorporated herein shall be of any force or effect.

     17.16 Execution. This Lease may be executed in any number of original counterparts. Each fully executed counterpart shall be deemed an original.

     17.17 Covenants and Conditions. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition.

     17.18 Harmony. Tenant agrees that with respect to all work of any nature performed during the Term for Tenant, whether related to leasehold improvements, alterations or any other type or manner of work, including without limitation Tenant's Work, Tenant and Tenant's Affiliates shall work in harmony with Landlord and with other tenants and occupants of the Park, and such other contractors, workers, mechanics, suppliers and invitees as shall be working thereon or thereat from time to time prior to or during the Term. If at any time the presence of Tenant's agents, contractors, workers, mechanics, suppliers and/or invitees shall cause or threaten to cause disharmony or otherwise interfere with the orderly operation of other businesses then in the Park, Landlord shall have the right upon written notice to Tenant, to order Tenant to cease all work on the Premises, in which event all work then in progress shall be halted and shall not be recommenced until and unless the conflict(s) which led to Landlord's delivering such notice to Tenant shall have been resolved.

     17.19 Non-Smoking Premises. Tenant acknowledges that the Premises are in a non-smoking building. No smoking is allowed inside the Premises. To the extent Tenant's employees desire to smoke outside of the Premises, smoking shall be permitted only in those exterior areas designated by Landlord.

                      ARTICLE XVIII - RIGHT OF FIRST OFFER

     18.1 Right of First Offer. In no event shall Landlord decide to lease, agree to lease, or accept any offer to lease space that becomes available during the Term hereof (as the same may be extended hereunder) within the Park (each such space being an "Offer Space"), unless Landlord first affords Tenant an opportunity to lease such Offer Space in accordance with the provisions of this
Article XVIII and only after written notice to Tenant, which notice shall be delivered only at such time as Landlord intends to offer the Offer Space to the market. Landlord's notice to Tenant with respect to the Offer Space ("Landlord's Offer") shall set forth all of the essential terms and conditions upon which Landlord proposes to lease the Offer Space.) Upon receipt of Landlord's Offer, and provided further that there does not then exist an uncured, continuing Default under this Lease and provided further that the Tenant specified in
Article I hereof and/or a Tenant Entity are then leasing and occupying at least fifty percent (50%) of the Premises, then Tenant shall have a right to lease the Offer Space on the terms set forth in Landlord's Offer by giving notice to Landlord to such effect within fourteen (14) days after Tenant's receipt of Landlord's Offer. If such notice is not so timely given by Tenant, then Landlord shall be free to lease the Offer Space, or portion thereof, to any third party on the terms and conditions contained in Landlord's Offer (or such greater price or more favorable lease terms) at any time after the expiration of said fourteen
(14) day period, subject to Section 18.2 below.

     18.2 Partial Waiver of Rights: Substantial Modification of Offer. The non-exercise by Tenant of its rights under Article XVIII as to any one Offer Space by Landlord, shall not be deemed to waive any of Tenant's rights of first offer as to the remainder of any Offer Space that becomes available within the Park, or as to the rentable area described in Landlord's Offer if Landlord determines to "substantially" modify or "substantially" amend the terms of the offering from those specified in Landlord's Offer (in which event Tenant's rights hereunder shall revive and continue with respect to such modified or amended terms. For purposes hereof, the term "substantially" shall mean an Effective Rent (hereinafter defined) set forth in the amended terms being offered by Landlord to third parties which is not less than ninety-five percent (95%) of the Effective Rent offered to Tenant in

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Landlord's Offer and refused by Tenant. As used herein, "Effective Rent" shall mean the fixed rent specified in Landlord's Offer or in any third-party offers made by Landlord ("Third Party Offer"), as the case may be, after deducting from such fixed rent as and to the extent included therein: (i) the sum of the build-out allowance or obligation, if any, provided by Landlord in Landlord's Offer or the Third Party Offer, amortized over the initial term specified in the respective offer, (ii) the cost of so-called free rent, if any, applicable during the initial term amortized over the initial term specified in the respective offer, (iii) the cost of any architectural or plan allowance, moving allowance, holdover contributions or similar financial tenant inducements as set forth in Landlord's Offer or the Third Party Offer, amortized over the initial term specified in the respective offer; and (iv) any necessary adjustments to take into account differences in the two offers, such as any additional rent payments required on account of utilities or Park Expense Rent.

          18.3 Lease Amendment. In the event that Tenant accepts Landlord's Offer to lease such Offer Space in the Park, which is the subject of Landlord's offer to Tenant, then Landlord and Tenant hereby agree that they shall enter into a mutually acceptable agreement amending, modifying or supplementing this Lease, specifying that such Offer Space is a part of the Premises under this Lease and demising said Offer Space to Tenant. Such amendment shall be upon all of the same terms and conditions of this Lease, except to the extent otherwise set forth in Landlord's Offer, and shall be signed by Tenant within thirty (30) days of receipt of the proposed agreement from the Landlord in the form as hereinabove required.

          18.4 Complete Waiver of Rights. Notwithstanding anything to the contrary in Article XVIII, if Tenant notifies Landlord of its election to lease the Offer Space which was the subject of Landlord's Offer and then fails to execute and deliver the required amendment to this Lease within five (5) business days after the same has been mutually agreed upon by Landlord and Tenant in accordance with this Article XVIII, Tenant shall be deemed bound by the terms and conditions of the required amendment, and failure to observe any of the terms of the required amendment shall be deemed a Default hereunder. Otherwise, if Landlord and Tenant, each acting reasonably and in good faith fail to agree on a mutually agreeable form of amendment to this Lease (or separate lease agreement, as the case may be) within said thirty (30) day period upon receipt of Landlord's proposed form of agreement, unless such date is extended by mutual agreement of both parties hereto, then such failure shall be treated as a non-exercise by Tenant of its right of first offer in accordance with the first paragraph of this Article XVIII.

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

  EXECUTED AS A SEALED INSTRUMENT, effective as of the date first set forth in
Article I above.


WITNESS:                       LANDLORD:


                               BPF TECH CENTRAL, LLC, Delaware limited liability
                                   company

                               By: Bren Schreiber Properties, Inc., a Delaware
                                   corporation, as its Agent

__________________________     By: /s/ Charles B. Lindwall
                                   ---------------------------------------------
                                    Charles B. Lindwall, Chief Operating Officer



WITNESS:                       TENANT:

                               AGILENT TECHNOLOGIES, INC.



__________________________     By: /s/ Marie Oh Huber
                                  ---------------------------------------
                                  (Authorized Officer)

                               Print Name: Marie Oh Huber
                                          -------------------------------

                               Title: Vice President, Assistant Secretary
                                      -----------------------------------
                                      and Assistant General Secretary
                                      -----------------------------------

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